Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-274053 and 333-296439

Prospectus Supplement

(To Prospectus dated August 29, 2023)

GORILLA TECHNOLOGY GROUP INC.

$107,000,000

7.50% Senior Unsecured Convertible Notes due 2031

We are offering $107,000,000 aggregate principal amount of 7.50% Senior Unsecured Convertible Notes due 2031 (the “Notes”) in a registered offering pursuant to this prospectus supplement and the accompanying prospectus. The Notes will bear interest at a rate of 7.50% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026 and ending on the maturity date. The Notes will mature on June 15, 2031, unless earlier converted, redeemed or repurchased. The Notes will be convertible into our ordinary shares at an initial conversion rate of 39.2425 ordinary shares per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest on such Notes, which is equivalent to an initial conversion price of approximately $25.4826 per ordinary share. The Notes will be our senior unsecured obligations. See “Description of Notes” on page S-17.

Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. The Notes will be issued only in registered form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

We may redeem all or any portion of the Notes at our option after the third anniversary of issuance, subject to certain conditions described under “Description of Notes — Redemption at Election of Company.” The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest through the redemption date, plus an additional amount equal to the interest that would have accrued on such Notes had they remained outstanding from the redemption date to, and including, March 15, 2029. If a fundamental change (as defined herein) occurs, we may be required to repurchase some or all of the Notes from their holders at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of Notes” on page S-17.

The Notes will be our senior unsecured obligations and will rank equal in right of payment to all of our existing and future unsecured, unsubordinated indebtedness; senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the Notes; and structurally junior to all existing and future indebtedness and other liabilities incurred by our subsidiaries.

We have engaged Benchmark, a StoneX company, and StoneX Financial Inc. (the “placement agents”) to act as our exclusive placement agents in connection with this offering. Each placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement and the accompanying prospectus. The placement agents are not purchasing or selling any of the securities we are offering and the placement agents are not required to arrange for the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay the placement agents the fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus supplement.

Our ordinary shares are listed on the Nasdaq Capital Market LLC (“Nasdaq”) under the trading symbol “GRRR.” On June 2, 2026, the closing price for our ordinary shares was $21.78 per ordinary share. We do not intend to list the Notes on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference herein and therein including, but not limited to, the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2025, to read about factors you should consider before buying our securities.

	Per Note	Total
Public offering price(1)	100.00%	$107,000,000
Placement agent fees(2)	4.1355%	$4,425,000
Proceeds to Gorilla, before expenses(1)	95.8645%	$102,575,000

(1)	Plus accrued interest from June 5, 2026, if settlement occurs after that date.

(2)	We have agreed to pay the placement agents a cash fee equal to (i) 5.0% of the initial $50,000,000 of gross proceeds, (ii) 3.5% of gross proceeds in excess of $50,000,000 but less than $99,999,999 and (iii) 2.5% of gross proceeds in excess of $100,000,000. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company and its direct and indirect participants on or about June 5, 2026, which will be the second business day following the initial trade date for the Notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the business day preceding the settlement date should consult their own advisors.

Joint Placement Agents

Benchmark, a StoneX company	StoneX Financial Inc.

The date of this prospectus supplement is June 2, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering under this prospectus supplement. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find Additional Information” and “Incorporation by Reference of Certain Documents” in this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference and the accompanying prospectus before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus.

To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein or therein.

This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we file with the Securities and Exchange Commission, or SEC, contain and incorporate by reference information that you should consider when making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statements of which this prospectus supplement and the accompanying prospectus forms a part or any document that is incorporated by reference into this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus are part of registration statement on Form F-3 (File No. 333-274053) (and a related registration statement filed on Form F-3 that was filed with the SEC on June 2, 2026 pursuant to rule 462(b) of the Securities Act of 1933 (File No. 333-296439)) we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Gorilla” refer to Gorilla Technology Group Inc. and its subsidiaries.

S-ii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-7 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.

Overview

Gorilla is a global solution provider in Security Intelligence, Network Intelligence, Business Intelligence, IoT technology and data centers. We provide a wide range of solutions, including Smart City, Network, Video, Security Convergence and IoT, across select verticals of Government & Public Services, Manufacturing, Telecom, Retail, Transportation & Logistics, Healthcare and Education, by using AI and Deep Learning Technologies.

Our expertise lies in revolutionizing urban operations, enhancing security, and optimizing digital transformation. We deliver pioneering products that integrate AI, deep learning, and edge computing to advance intelligent video surveillance, facial recognition, license plate recognition, post-event analytics, cybersecurity, and network intelligence. By leveraging these innovations, we empower governments and enterprises to increase efficiency, security, and resilience, ultimately improving the quality of life for people worldwide.

Corporate Information

We were incorporated in 2001 as a Cayman Islands exempted company, and our principal executive office is located at 64 North Row London, United Kingdom W1K 7DA. Our legal and commercial name is Gorilla Technology Group Inc. Our company incorporation number is 110283. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website address is www.gorilla-technology.com, and our telephone number is +442039880574. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.

We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States in connection with the Registration Statement is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we intend to take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies. We intend to continue to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

As a foreign private issuer, we are permitted to comply with Cayman Islands corporate governance practices instead of the Nasdaq requirements, provided that we disclose those Nasdaq requirements with which we do not comply and the equivalent Cayman Islands requirement that we follow instead (if applicable).

We intend to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:

●	Executive Sessions. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring our independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. We will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Proxy Statements. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. We will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. We are not required to and, in reliance on home country practice, we do not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of our Amended and Restated Memorandum and Articles of Association, our board of directors is authorized to issue securities, including ordinary shares, preference shares, warrants and convertible notes.

THE OFFERING

The summary below describes the principal terms of the Notes. The terms of the Notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Gorilla Technology Group Inc. and not to its subsidiaries.

Issuer	Gorilla Technology Group Inc.

Notes	$107,000,000 aggregate principal amount of 7.50% Senior Unsecured Convertible Notes due 2031.

Maturity Date	June 15, 2031, unless earlier converted, redeemed or repurchased.

Interest

7.50% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026, in cash or, at our election, ordinary shares valued at 90% of the greater of (i) the average Daily VWAP for the five consecutive VWAP Trading Days ending on the VWAP Trading Day that is three VWAP Trading Days immediately preceding the applicable interest payment date and (ii) $6.00 (the “Reset Floor”), subject to certain conditions.

Conversion Rights

Noteholders may convert their Notes at their option at any time until the close of business on the second business day immediately preceding the maturity date.

Upon conversion of a Note, we will deliver for each $1,000 principal amount and accrued and unpaid interest of converted Notes either (a) a number of ordinary shares (together with cash in lieu of any fractional share) equal to the conversion rate, (b) the equivalent cash value of such number of shares based on the Daily VWAP on such Conversion Date (as defined in this prospectus supplement) and the conversion rate or (c) a combination thereof. The initial conversion rate is 39.2425 ordinary shares per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $25.4826 per share (the “Conversion Price”), and is subject to adjustment as described in this prospectus supplement. See “Description of Notes—Conversion Rights.”

Conversion Price

The Conversion Price shall be subject to downward adjustment on each of March 15, 2027, December 31, 2027, September 30, 2028, June 30, 2029, March 15, 2030, and December 31, 2030 if the average of the Daily VWAPs for the five consecutive trading days prior to such anniversary is less than the then in effect Conversion Price, subject to a floor of $6.00. See “Description of Notes—Conversion Rights—Conversion Price Reset.”

The Conversion Price shall be automatically reset upward on March 15, 2027 (the “Upward Reset Date”) if the average of the Daily VWAPs for the five consecutive VWAP Trading Days prior to the Upward Reset Date is greater than the pre-reset Conversion Price, subject to a cap equal to the lower of (a) 125% of the pre-reset Conversion Price and (b) the pre-reset Conversion Price plus 83% of the excess of such average Daily VWAP over the pre-reset Conversion Price; provided, however, that this upward reset shall not apply if the Company has delivered a redemption notice prior to the Upward Reset Date.

Interest Make-Whole Payment

If a holder delivers its Notes for conversion at any time after March 15, 2027 prior to the close of business on the business day immediately preceding March 15, 2029, the Conversion Rate then in effect per $1,000 principal amount of Notes to be converted will be increased by a number of additional shares equal to the amount of interest that would have accrued on such Notes to be converted had such Notes remained outstanding from the Conversion Date to, and including, March 15, 2029, divided by the greater of (i) the average Daily VWAP for the five consecutive VWAP Trading Days beginning on, and including, the sixth VWAP Trading Day immediately preceding the Conversion Date and (ii) the Reset Floor. To the extent the Reset Floor causes fewer shares to be delivered than would otherwise have been delivered using only the average Daily VWAP as the divisor, the Company shall make a cash payment equal to such shortfall multiplied by such average Daily VWAP. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change; Interest Make-Whole Conversion Rate Adjustment.”

Beneficial Ownership Limitation	Physical settlement of conversions are prohibited for any single holder to the extent they would cause the holder (together with its affiliates) to beneficially own more than 4.99% of our outstanding shares. A holder may elect to increase this limit to 9.99% with 61 days’ prior written notice to Gorilla, and may further increase this limit to 19.99% with 61 days' prior written notice to Gorilla. In the event a holder seeks to convert but cannot accept shares due to such beneficial ownership limitation, Gorilla may, in its sole discretion, (a) reject such conversion (in which case it shall be deemed automatically withdrawn) or (b) effect such conversion via cash settlement.

Optional Redemption

We may redeem all or any portion of the Notes, at our option, at any time on or after June 15, 2029 and on or before the 20th VWAP Trading Day immediately before the Maturity Date, but only if the Daily VWAP for at least 20 VWAP Trading Days (whether or not consecutive) out of 30 consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the applicable Redemption Notice exceeds 150% of the Conversion Price (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of our ordinary shares that occur after the issue date). The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the applicable redemption date. Any holder that elects to convert its Notes following delivery of a Redemption Notice and prior to the applicable redemption date shall be entitled to receive a Conversion Rate equal to the greater of (i) the As-Adjusted Coupon Make-Whole Conversion Rate and (ii) the As-Adjusted Table Make-Whole Conversion Rate, in each case determined as if the redemption constituted a Make-Whole Fundamental Change. See “Description of Notes—Redemption at the Election of the Company.”

Trustee, Paying Agent and Conversion Agent	U.S. Bank Trust Company, National Association.

Use of Proceeds

We intend to use the net proceeds from this offering to fund the equity portion of purchases of data center equipment for deployment pursuant to the Company’s second project with Yotta Data Services Private Limited, announced on April 29, 2026, with any remaining proceeds to be used for general corporate purposes. To the extent the net proceeds are insufficient to fund the full required amount required by the project described above, we expect to fund the balance through cash on hand or other available financing sources.

Fundamental change	If a “Fundamental Change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Material U.S. Federal Income Tax Considerations

For a description of the material U.S. federal income tax considerations of owning, converting and disposing of the Notes and owning and disposing of shares of our ordinary shares into which the Notes may be converted, see “Material U.S. Federal Income Tax Considerations.”

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. Before investing in our securities, you should carefully consider the risks set forth under the captions “Risk Factors” herein and in our Annual Report on Form 20-F for the year ended December 31, 2025 (“2025 Form 20-F”), filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 15, 2026 as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus before acquiring any of our securities. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Forward-Looking Statements.”

Ranking	The Notes will be our general, unsecured obligations and will be: senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the Notes; effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our current or future subsidiaries. As of December 31, 2025, the outstanding principal amount of our consolidated indebtedness for borrowed money was $13,795,742.

No Public Market

The Notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the Notes may never develop.

Listing	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GRRR.” The Notes will not be listed on any exchange.

Book-entry Form

We will initially issue the Notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes.”

RISK FACTORS

Investing in our securities involves substantial risk. Before investing in our securities, you should carefully consider the risks set forth under the captions “Risk Factors” in our 2025 Form 20-F, filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 15, 2026, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before acquiring any of our securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Forward-Looking Statements.”

Risks Relating to this Offering

We have limited the use of proceeds from this offering to specific purposes, which may limit our flexibility.

As described in the section entitled “Use of Proceeds” in this prospectus supplement, we intend to use the proceeds from this offering primarily to fund the equity portion of purchases of data center equipment for deployment pursuant to the Company’s second project with Yotta Data Services Private Limited, announced on April 29, 2026 (the “Yotta Project”), with any remaining proceeds to be used for general corporate purposes.

While we believe this intended use will benefit our securityholders, there are significant risks associated with our planned use of proceeds. The use of proceeds will be primarily to fund the Yotta Project, which may not be yield the benefits expected. Additionally, the restrictions on use of proceeds may limit our ability to respond to changing business conditions or unexpected opportunities or needs. We may be unable to procure data center equipment on favorable terms or at competitive prices, and supply chain constraints, market conditions, tariffs, inflation, or other factors could increase costs or delay procurement. Furthermore, within the permitted general corporate uses for working capital purposes, we will have discretion in allocating proceeds, and we may not deploy these amounts effectively.

In the event we are unable to convert the Notes, servicing our debt may require a significant amount of cash or the issuance of shares, and we may not have sufficient cash flow from our business to pay our obligations under the Notes.

Our ability to make payments of principal or to pay interest on or to refinance the Notes depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under the Notes. Interest is payable in cash or shares (other than interest in connection with an interest make-whole, which is only payable in shares). However, if we elect to pay interest (other than make-whole interest) in shares, such shares will be valued at a 10% discount to the average Daily VWAP for the five consecutive trading days preceding such interest payment date, leading to dilution. Further, in connection with any interest payment, Gorilla cannot issue more shares than the amount calculated by dividing the amount of interest owed by the floor price discounted by 10%. If the floor price is greater than the applicable average Daily VWAP, then shares cannot pay the entirety of the interest and the remainder will need to be paid in cash. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Notes will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the Notes.

We may pay any interest make-whole payment by delivering shares of our ordinary shares, which could result in significant dilution to our shareholders.

Beginning approximately nine months after the issuance of the Notes, if a holder delivers its Notes for conversion at any time prior to the business day immediately preceding March 15, 2029, the conversion rate then in effect will be increased, solely for purposes of such conversion, by a number of additional shares of ordinary shares, if any, equal to the amount of interest that would have been paid on such Notes to be converted had such Notes remained outstanding from the conversion date to, and including March 15, 2029, divided by the average daily VWAPs for the five consecutive trading days beginning on, and including, the 6th trading day immediately preceding the conversion date.

We may be unable to raise the funds necessary to repurchase the Notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the Notes, and our other indebtedness may limit our ability to repurchase the Notes or to pay any cash amounts due upon their maturity or conversion.

Noteholders may, subject to a limited exception described in this prospectus supplement, require us to repurchase their Notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See "Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes." Upon maturity of the Notes, we must pay their principal amount and accrued and unpaid interest in cash, unless they have been previously converted, redeemed or repurchased. In addition, unless we elect to deliver solely ordinary shares to settle such conversion (other than paying cash in lieu of delivering any fractional share), all conversions of Notes will be settled partially or entirely in cash. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the Notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the Notes or to pay any cash amounts due upon their maturity or conversion. Our failure to repurchase Notes or to pay any cash amounts due upon their maturity or conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under other agreements, which may result in that other indebtedness becoming immediately payable in full after any applicable notice or grace periods. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the Notes.

Not all events that may adversely affect the trading price of our ordinary shares will result in an adjustment to the conversion price, which is subject to a floor.

We will adjust the conversion rate of the Notes for certain events, including:

●	certain share dividends, splits and combinations;

●	the issuance of certain rights, options or warrants to holders of our ordinary shares;

●	certain distributions of assets, debt securities, capital share or other property to holders of our ordinary shares;

●	cash dividends on our ordinary shares; and

●	certain tender or exchange offers.

In addition, approximately every nine months after issuance, assuming 50% of the aggregate principal amount of the Notes has not been converted and the Company has not issued ordinary shares in amount in excess of the Conversion Price generating gross proceeds of 75% of the principal amount of the notes, the Conversion Price may be reset downwards if the average Daily VWAP in the five preceding trading days is less than the then-in-effect Conversion Price, subject to a floor of $6.00 (as subject to adjustment above). If the trading price of our ordinary shares falls beneath the floor, investors in the Notes may not be able to profitably effect a conversion of the Notes.

We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of our ordinary shares (or securities convertible into, or exercisable or exchangeable for, our ordinary shares) for cash, that may adversely affect the trading price of the Notes and our ordinary shares. An event may occur that adversely affects the noteholders and the trading price of the Notes and the underlying ordinary shares but that does not result in an adjustment to the conversion rate. See “Description of Notes—Conversion Rights.”

Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your Notes for cash, or a make-whole fundamental change, in which case you will not be entitled to an increased conversion rate under the make-whole fundamental change provisions of the Notes.

If certain corporate events called "fundamental changes" occur, then, subject to a limited exception described in this prospectus supplement, you will have the right to require us to repurchase your Notes for cash. See "Description of Notes—Fundamental Change." In addition, if a "make-whole fundamental change" occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. See "Description of Notes—Conversion Rights." However, the definitions of "fundamental change" and "make-whole fundamental change" are limited to specific corporate events and do not include all events that may adversely affect our financial condition or the trading price of the Notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the Notes or a make-whole fundamental change that would result in an increased conversion rate. Nonetheless, these events could significantly increase the amount of our indebtedness, harm any credit rating that we may have at that time or adversely affect our capital structure and the trading price of the Notes.

The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their Notes.

If certain corporate events that constitute a "make-whole fundamental change" occur (including conversions of Notes that are called or deemed called for redemption), then we will, in certain circumstances, temporarily increase the conversion rate. See "Description of Notes—Conversion Rights." While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their Notes resulting from a make-whole fundamental change (including an optional redemption of their Notes), the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the Notes. In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change (including for Notes converted in connection with a redemption) could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the Notes. If an active trading market for the Notes does not develop, then noteholders may be unable to sell their Notes at desired times or prices, or at all.

The Notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, an active market for the Notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the Notes does not develop or is not maintained, then the market price and liquidity of the Notes may be adversely affected and noteholders may not be able to sell their Notes at desired times or prices, or at all. The liquidity of the trading market, if any, and future trading prices of the Notes will depend on many factors, including, among other things, the trading price and volatility of our ordinary shares, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the Notes, regardless of our financial condition, results of operations, business, prospects or credit quality. The trading price of our ordinary shares, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the Notes. We expect that the trading price of our ordinary shares will significantly affect the trading price of the Notes, which could result in greater volatility in the trading price of the Notes than would be expected for non-convertible securities.

We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.

The indenture for the Notes will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. The indenture for the Notes will not contain any covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the Notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

Your investment in the Notes may be harmed if we redeem the Notes.

We may redeem the Notes, in whole or in part, at our option at any time on or after June 15, 2029 and on or before the 20th VWAP Trading Day immediately before the maturity date, but only if the Daily VWAP of our ordinary shares exceeds 150% of the then-effective conversion price for at least 20 VWAP Trading Days (whether or not consecutive) out of 30 consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date we deliver the applicable notice of redemption. If we call the Notes for redemption, you will be required to surrender the Notes for redemption at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. You may convert your Notes at any time until the close of business on the scheduled trading day immediately before the redemption date, but if you do not timely convert, you will receive only the redemption price in cash, which may be less than the conversion value of your Notes at the time of redemption. In addition, the conditional nature of the redemption right (requiring the 150% stock price condition to be satisfied) means that we may only call the Notes when our ordinary shares are trading at a significant premium to the conversion price, which is precisely when your Notes may have their greatest conversion value. Because you may not be able to reinvest the redemption proceeds in a comparable investment offering a similar return, your investment may be harmed if we redeem the Notes. Furthermore, the existence of our optional redemption right may limit the trading price of the Notes, because the trading price is unlikely to significantly exceed the redemption price even if the conversion value exceeds such price.

Because the Notes will initially be held in book-entry form, noteholders must rely on DTC's procedures to exercise their rights and remedies.

We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Notes. Instead, DTC or its nominee will be the sole holder of the Notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the Notes (including any notice of redemption) will be sent to DTC. We expect DTC will forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants, but we can make no assurances that you will timely receive any such communications.

The conversion price of the Notes is subject to periodic adjustment, including adjustments that may increase the conversion price, and the operation of these provisions may adversely affect the value of the Notes and the conversion feature.

The conversion price of the Notes will be subject to adjustment pursuant to a periodic reset mechanism. Beginning nine months after issuance, and approximately each nine-month anniversary thereafter, the conversion price may be adjusted downward if the applicable trading-price and VWAP conditions are satisfied, subject to a minimum conversion price and other limitations. In addition, on March 15, 2027, if applicable trading-price and VWAP conditions indicate that the market price of our ordinary shares has appreciated above the initial conversion price, the conversion price may be adjusted upward pursuant to the terms of the Notes.

As a result, investors will not be able to predict with certainty the conversion price that will apply in the future. The conversion price may differ significantly from the initial conversion price and may fluctuate over time based on the market price of our ordinary shares and the operation of the reset formula. The market value of the Notes may be adversely affected by uncertainty regarding the timing and amount of any future reset.

Unlike many convertible securities that provide only for downward adjustments in specified circumstances, the reset provision of the Notes may increase the conversion price following appreciation in the market price of our ordinary shares as of March 15, 2027. Any increase in the conversion price would reduce the number of shares issuable upon conversion of the Notes and could reduce the value of the conversion feature. Accordingly, holders may not fully participate in increases in the market value of our ordinary shares to the same extent as holders of convertible securities that do not contain similar upward reset provisions.

In addition, the downward reset feature is subject to termination upon the occurrence of specified events, including the conversion of Notes representing a specified portion of the original aggregate principal amount of the Notes or certain equity issuances by us. Following the termination of the downward reset feature, holders would no longer benefit from future downward adjustments to the conversion price even if the market price of our ordinary shares subsequently declines. As a result, the conversion value of the Notes could be adversely affected.

The reset provisions are intended to allocate between holders and us a portion of future changes in the market price of our ordinary shares. However, the operation of these provisions may not preserve the economic value of the conversion feature, may not adequately compensate holders for declines in the market price of our ordinary shares, and may limit the benefit that holders would otherwise receive from appreciation in the market price of our ordinary shares. Consequently, the value of the Notes and the ordinary shares issuable upon conversion may be adversely affected.

Holders of the Notes will not have voting rights.

The holders of the Notes will not have voting rights, except as may be required by law and as expressly provided in the Notes. This means that holders of the Notes will not be able to vote on matters submitted to our shareholders for approval, such as the election of directors, mergers, amendments to our certificate of incorporation or bylaws, or other significant corporate transactions, even though such matters may affect the value of the Notes or the ordinary shares issuable upon conversion thereof.

The sale or availability for sale of shares issuable upon conversion of the Notes may depress the price of our ordinary shares and encourage short sales by third parties, which could further depress the price of our ordinary shares.

To the extent that one or more investors in the Notes sell shares of our ordinary shares issued upon conversion of the Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause shareholders to sell their shares of our ordinary shares, which could further contribute to any decline in the price of our ordinary shares. Any downward pressure on the price of our ordinary shares caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our ordinary shares by increasing the number of shares of our ordinary shares being sold, which could further contribute to any decline in the market price of our ordinary shares.

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Sales of a substantial number of shares of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

Sales of a substantial number of shares of our ordinary shares in the public market or the perception that these sales might occur could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our ordinary shares. In addition, the sale of substantial amounts of our ordinary shares could adversely impact its price. We have registered shares of our ordinary shares that we have issued and may in the future issue under our employee equity incentive plans. These shares may be sold freely in the public market upon issuance, subject to relevant vesting schedules, and applicable securities laws. In addition, we may in the future issue equity securities as consideration for various types of corporate transactions, including acquisitions, strategic partnerships and licensing transactions, which results in dilution to our existing shareholders and may result in additional sales of our ordinary shares. Sales of a substantial number of shares of our ordinary shares in the public market or the perception that these sales might occur could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our ordinary shares. In addition, the sale of substantial amounts of our ordinary shares could adversely impact its price.

You may experience dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. The price per share at which we sell additional shares of ordinary shares, or securities convertible or exchangeable into shares of ordinary shares, in future transactions may be lower than the initial conversion price in this offering.

An active trading market for our ordinary shares may not be maintained.

Our ordinary shares are currently traded on the Nasdaq Capital Market, but we can provide no assurance that we will be able to maintain an active trading market on this or any other exchange in the future. If an active market for our ordinary shares is not maintained, it may be difficult for our shareholders to sell or purchase shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the Notes.

We will incur $107,000,000 principal amount of additional indebtedness as a result of this offering. Following this offering, we may incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

●	increasing our vulnerability to adverse economic and industry conditions;

●	limiting our ability to obtain additional financing on acceptable terms or at all;

●	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

●	limiting our flexibility to plan for, or react to, changes in our business;

●	diluting the interests of our existing shareholders as a result of issuing ordinary shares upon conversion of the Notes; and

●	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the Notes, and our cash needs may increase in the future. In addition, any future indebtedness that we may incur after this offering may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately due and payable in full.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the Notes, even though you do not receive a corresponding cash or property distribution.

The conversion rate of the Notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a holder’s proportionate interest in our assets or earnings and profits may, result in a deemed distribution that is taxable to the holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes generally will not result in a deemed distribution to a holder. Certain of the possible conversion rate adjustments provided in the Notes, however, will not qualify as being pursuant to a bona fide reasonable adjustment formula. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders - Constructive Distributions.”

The Notes may be treated as contingent payment debt instruments for U.S. federal income tax purposes.

Special tax rules would apply to the holders to the extent that the Notes are considered for U.S. federal tax purposes as contingent payment debt. The rules for determining whether a debt instrument is or is not a contingent payment debt instrument, as applied to instruments such as the Notes are complex and very uncertain in many respects. To the extent that the Notes were treated for U.S. federal tax purposes as being contingent payment debt instruments, the U.S. federal income tax consequences to holders of the Notes (including those arising upon sale, exchange, redemption or conversion of the Notes) could be materially impacted. See “Material U.S. Federal Income Tax Considerations – Taxation of U.S. Holders - Special Tax Rules Applicable to Contingent Payment Debt Instruments.”

FORWARD-LOOKING STATEMENTS

The forward-looking statements disclaimer set forth below supersedes any similarly entitled forward-looking statements disclaimer contained in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.

These factors are discussed in the risk factors described in the 2025 Form 20-F and this prospectus supplement and the accompanying prospectus, as well as the “Special Note Regarding Forward-Looking Statements” section of the 2025 Form 20-F, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of Notes offered hereby will be $102.1 million after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund the equity portion of purchases of data center equipment for deployment pursuant to the Company’s second project with Yotta Data Services Private Limited, announced on April 29, 2026, with any remaining proceeds to be used for general corporate purposes. To the extent the net proceeds are insufficient to fund the full required amount, we expect to fund the balance through cash on hand or other available financing sources.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2025 on an actual basis, and as adjusted to give effect to the offering of the Notes.

The information in this table should be read in conjunction with the financial statements and notes thereto, the information in the section titled “Item 5: Operating and Financial Review and Prospects” in our 2025 Form 20-F and other financial information included or incorporated by reference in this prospectus supplement and the accompanying prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

	As of December 31, 2025
	Actual	As Adjusted(1)
Cash and cash equivalents	$99,532,115	$201,614,415
Debt:
Financial liabilities at fair value through profit or loss	$241,006	$241,006
Current borrowings	$10,398,270	$10,398,270
Non-current borrowings	$3,404,363	$3,404,363
Convertible Notes	$-	$102,082,300
Lease liabilities (including current portion)	$1,324,482	$1,324,482
Total indebtedness	$15,368,121	$117,450,421
Total equity	$196,079,839	$196,079,839
Total capitalization	$211,447,960	$313,530,260

(1)	As adjusted for the issuance of the Notes and receipt of the net proceeds thereof. Excludes the proceeds from any exercise of the employee share options outstanding under any Gorilla incentive plan after December 31, 2025 and prior to this offering.

DESCRIPTION OF NOTES

Description of Notes

We will issue the notes under an indenture (the “Indenture”), to be dated as of the initial closing date of this offering, between us and U.S. Bank Trust Company, National Association, as trustee, conversion agent, registrar and paying agent (the “Trustee”). The following is a summary of certain provisions of the notes and the Indenture and does not purport to be complete. We urge you to read the Indenture and the notes in their entirety. Capitalized terms used but not defined in this section have the meanings given to them in the Indenture.

General

The notes will be our 7.50% Senior Unsecured Convertible Notes due 2031, issued in an initial aggregate principal amount of $107,000,000.00. The notes will be our direct senior unsecured obligations. The notes will be issued only in registered form without coupons in minimum denominations of $1,000.00 and any integral multiple of $1,000.00 in excess thereof. The notes will mature on June 15, 2031 (the “Maturity Date”), unless earlier repurchased, redeemed or converted.

The Indenture contains certain negative covenants and restrictions on our ability to incur indebtedness that ranks senior in right of payment to the notes, as described below under the captions “Negative Covenants” and “Consolidation, Merger and Asset Sale.”

We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.

Interest

The notes will bear interest at a rate of 7.50% per annum until the Maturity Date, unless earlier purchased or converted. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, the date of original issuance of such notes. Interest will be paid semi-annually in arrears on each Interest Payment Date to the persons in whose names the notes are registered at the close of business on the immediately preceding Regular Record Date. Interest on the notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Method of Payment of Interest

Other than in connection with a conversion pursuant to the Indenture, we shall pay all interest due on the notes in cash on the then outstanding principal amount of the notes. Notwithstanding the foregoing, at our election, all interest due on the notes on any Interest Payment Date may be paid in ordinary shares rather than cash (“Stock Interest”). We shall provide holders, the Trustee and the Conversion Agent written notice of our election to issue Stock Interest in lieu of cash interest with respect to any Interest Payment Date no later than 30 days prior to the applicable Interest Payment Date. On any Interest Payment Date on which Stock Interest shall be paid in lieu of cash interest, we shall issue to each holder a number of ordinary shares, rounded down to the nearest whole share, equal to (a) the dollar amount of cash interest payable to such holder on such Interest Payment Date divided by (b) (i) 90% multiplied by (ii) the greater of (I) the average Daily VWAP for the five consecutive VWAP Trading Days ending on the VWAP Trading Day that is three (3) VWAP Trading Days immediately preceding the applicable Interest Payment Date and (II) the Reset Floor. In the event that (A) 90% multiplied by the average Daily VWAP for the five consecutive VWAP Trading Days ending on the VWAP Trading Day that is three (3) VWAP Trading Days immediately preceding the applicable Interest Payment Date, multiplied by the number of ordinary shares issued pursuant to the foregoing sentence, is less than (B) the dollar amount of cash interest payable to such holder on such Interest Payment Date, then we shall make a cash interest payment equal to such difference. We may only pay Stock Interest if such Stock Interest is registered with the Commission for immediate resale on an appropriate registration statement.

Ranking

The notes constitute direct senior unsecured obligations of the Company and will rank equally in right of payment with all of our existing and future senior, unsecured indebtedness. The notes will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The Indenture prohibits us from incurring indebtedness that ranks senior in right of payment to the notes without the prior written consent of the Required Holders; provided, however, that (i) we may incur indebtedness that ranks pari passu with or subordinate in right of payment to the notes and (ii) nothing in the Indenture restricts or prohibits any of our subsidiaries from creating, incurring, issuing, assuming, guaranteeing or otherwise becoming liable for any indebtedness (including, without limitation, secured project financing or other indebtedness incurred at the subsidiary level in the ordinary course of such subsidiary’s business). For the avoidance of doubt, the holders of the notes shall rank pari passu in right of payment with all other holders of unsecured, unsubordinated indebtedness of us.

Redemption at Our Election

We may not redeem the notes at our option at any time before June 15, 2029. On or after such date and on or before the 20th VWAP Trading Day immediately before the Maturity Date, we have the right, at our election, to redeem all, or any portion of, the notes, at any time and from time to time, for cash, but only if the Daily VWAP for at least 20 VWAP Trading Days (whether or not consecutive) out of 30 consecutive VWAP Trading Days ending on, and including the VWAP Trading Day immediately before the applicable notice of redemption, exceeds 150% of the Conversion Price then in effect. The redemption price for any such redemption shall be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date. Notwithstanding the foregoing, any holder that elects to convert its notes following delivery of a Redemption Notice and prior to the applicable redemption date shall be entitled to receive, in respect of such conversion, a Conversion Rate equal to the greater of (i) the As-Adjusted Coupon Make-Whole Conversion Rate and (ii) the As-Adjusted Table Make-Whole Conversion Rate, in each case determined as if the redemption constituted a Make-Whole Fundamental Change with a Make-Whole Fundamental Change Effective Date equal to the date of the Redemption Notice and a Stock Price equal to the Closing Sale Price of our ordinary shares on the Trading Day immediately preceding the date of the Redemption Notice, and the provisions under the caption “Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change”(including clause (c) thereof) shall apply mutatis mutandis to any such conversion.

At least 10 days prior to the redemption date but not more than 65 days before the redemption date, we will notify the Registrar, the Trustee and the relevant Paying Agent in writing of the redemption date, the principal amount of the notes to be redeemed and any conditions precedent to such redemption. If any notice of redemption is subject to one or more conditions precedent, any such redemption may be rescinded in whole and not in part at any time prior to the close of business on the business day prior to the redemption date if we deliver an officer’s certificate to the Trustee and the holders describing the failure of the condition in reasonable detail and rescinding the redemption. We may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date.

Purchase of Notes; Cancellation

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), purchase notes in the open market or by tender offer at any price or by private agreement. We will cause any notes so purchased (other than notes purchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the Trustee for cancellation. For the avoidance of doubt, any such notes purchased by us will be retired and no longer Outstanding under the Indenture.

Conversion Rights

Right to Convert

Holders will have the right, at such holder’s option, to convert their notes (or any portion of a note such that the principal amount of the notes not converted equals $1,000.00 or an integral multiple of $1,000.00), at any time until the close of business on the second business day immediately preceding the Maturity Date, into ordinary shares (together with cash in lieu of any fractional share), based on an initial Conversion Rate of 39.2425 shares per $1,000 of the sum of the principal amount of notes plus accrued and unpaid interest on such notes to, but excluding, the Conversion Date (which represents an initial Conversion Price of approximately $25.4826 per share). The Conversion Rate is subject to adjustment as described below. In no event will the Conversion Rate exceed 166.6667 ordinary shares per $1,000 of the sum of the principal amount of notes plus accrued and unpaid interest, and in no event will the Conversion Price be less than $6.00 per share (subject to equitable adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the ordinary shares); provided, however, that the foregoing maximum Conversion Rate shall not apply to or limit the number of Additional Shares deliverable pursuant to the make-whole fundamental change provisions of the Indenture or the number of additional ordinary shares deliverable pursuant to the interest make-whole conversion rate adjustment provisions of the Indenture, and any such Additional Shares or additional shares in excess of the maximum Conversion Rate shall be delivered to the converting holder as additional consideration in connection with the applicable conversion.

Treatment of Interest Upon Conversion

Our delivery of ordinary shares upon conversion (plus cash in lieu of any fractional share) will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the Conversion Date. Any accrued and unpaid interest with respect to a converted note paid with ordinary shares (and cash in lieu of fractional shares) will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the foregoing, if the Conversion Date of a note is after a Regular Record Date and before the next Interest Payment Date, then: (i) the holder of such note at the close of business on such Regular Record Date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such Interest Payment Date, the unpaid interest that would have accrued on such note to, but excluding, such Interest Payment Date; and (ii) the holder surrendering such note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest, except that such holder need not deliver such cash if (v) such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (w) we have specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the business day immediately after such Interest Payment Date; (x) if we have issued a Redemption Notice specifying a redemption date that is after a Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (y) to the extent of any Additional Interest, overdue interest or interest that has accrued on any overdue interest; or (z) in connection with an interest make-whole conversion rate adjustment upon certain conversions as described in the Indenture.

Restricted Ownership Percentage

Notwithstanding the foregoing, we will not effect any conversion of a note to the extent that, after giving effect to such conversion, the holder, together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates (any such person other than the holder, an “Additional Restricted Ownership Person”), would beneficially own in excess of the “Restricted Ownership Percentage.” The Restricted Ownership Percentage for each holder will initially be 4.99% of the number of ordinary shares outstanding immediately after giving effect to the issuance of ordinary shares issuable upon conversion of notes held by the applicable holder. A holder may (i) increase the Restricted Ownership Percentage upon not less than 61 days’ prior written notice to us, or (ii) decrease the Restricted Ownership Percentage effective immediately upon written notice to us; provided, however, that (x) no holder shall be entitled to effect any increase in the Restricted Ownership Percentage applicable to its notes if such holder or any Additional Restricted Ownership Person has acquired beneficial ownership of notes or any of our other securities subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph with the purpose or effect of changing or influencing the control of us and (y) (A) in the event the Restricted Ownership Percentage in effect is 4.99%, it shall in no event exceed 9.99%; and (B) in the event the Restricted Ownership Percentage in effect is 9.99%, it shall in no event exceed 19.99%. Any such increase will not be effective until the 61st day after such notice is delivered to us and shall only apply to such holder.

Conversion Procedures

To convert a beneficial interest in a global note, the owner of the beneficial interest must comply with the applicable procedures of the Depositary. To convert all or a portion of a physical note, the holder must: (i) complete, manually sign and deliver a Conversion Notice to the Conversion Agent; (ii) deliver such note to the Conversion Agent; (iii) furnish any endorsements and transfer documents required; (iv) if applicable, pay any interest payable on the next Interest Payment Date as described above; and (v) if applicable, pay any documentary or other taxes. We will pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of any ordinary shares upon conversion, except that if any tax is due because the converting holder requests those shares to be registered in a name other than such holder’s name, then such holder must pay such tax. The date on which the holder satisfies all applicable requirements is the “Conversion Date.”

Settlement Upon Conversion

Upon conversion of any note, we will deliver to the holder, in full satisfaction of our conversion obligation, in respect of each $1,000 of the sum of the principal amount of notes plus accrued and unpaid interest on such notes to, but excluding, the Conversion Date being converted, a number of ordinary shares equal to the applicable Conversion Rate, together with cash in lieu of any fractional share. We will not issue fractional shares; instead, we will pay cash equal to the product of such fraction and the Daily VWAP on the relevant Conversion Date. The ordinary shares in respect of any conversion of notes (the “Settlement Amount”) shall be computed as follows: we shall deliver to the holder of the notes so converting, in respect of each $1,000 of the sum of the principal amount of its notes, a number of ordinary shares equal to the applicable Conversion Rate, together with cash in lieu of any fractional shares. We will pay or deliver the Settlement Amount on the second Trading Day immediately following the relevant Conversion Date; provided that if our ordinary shares has been replaced by Reference Property consisting solely of cash prior to the Conversion Date, we will pay the conversion consideration on the third Trading Day immediately following the related Conversion Date. If physical settlement of the Settlement Amount is not practicable due to a Market Disruption Event or VWAP Market Disruption Event continuing for more than five consecutive Scheduled Trading Days, any applicable law or regulation prohibiting issuance, or the unavailability of sufficient authorized but unissued shares, we shall pay cash equal to the Conversion Value as of the Conversion Date.

Conversion Rate Adjustments

The Conversion Rate will be adjusted for the events described below, except that no adjustment will be made if each holder participates in such transaction or event, without conversion of the notes, on the same terms and at the same time as a holder of a number of ordinary shares equal to the principal amount of a holder’s notes divided by $1,000 and multiplied by the Conversion Rate would participate.

(a) If we issue solely ordinary shares as a dividend or distribution on all or substantially all ordinary shares, or if we subdivide or combines the ordinary shares, the Conversion Rate will be adjusted based on the following formula:

where,

CR	=	the Conversion Rate in effect immediately prior to the Open of Business on such Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR0	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or combination, as applicable;

OS	=	the number of ordinary shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable; and

OS0	=	the number of ordinary shares outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of ordinary shares, as the case may be.

Any adjustment made under this clause (a) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution (regardless of whether the dividend or distribution date is scheduled to occur after the Maturity Date), or immediately after the Open of Business on the effective date of such subdivision or combination of ordinary shares, as the case may be. If such dividend, distribution, subdivision or combination described in this clause (a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a duly authorized committee thereof determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(b) If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of ordinary shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days from the announcement date for such distribution, to subscribe for or purchase ordinary shares, at a price per share less than the average of the Closing Sale Prices of the ordinary shares for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date for such distribution;

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

OS0	=	the number of ordinary shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date for such distribution;

X	=	the total number of ordinary shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of ordinary shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the ordinary shares over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution, regardless of whether the distribution date is scheduled to occur after the Maturity Date. To the extent that such rights, options or warrants expire prior to the Maturity Date and ordinary shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of ordinary shares actually delivered. If such rights, options or warrants were scheduled to be distributed prior to the Maturity Date and are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

For purposes of this clause (b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase ordinary shares at a price that is less than the average of the Closing Sale Prices of the ordinary shares for each Trading Day in the applicable 10 consecutive Trading-Day period, there shall be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors or a duly authorized committee thereof.

(c) If an Ex-Dividend Date occurs for a distribution (the “Relevant Distribution”) of shares of our Capital Stock, evidences of our indebtedness or other assets or property of our or rights, options or warrants to acquire our Capital Stock or other securities, to all or substantially all holders of ordinary shares (excluding (i) dividends or distributions and rights, options or warrants as to which an equitable adjustment was effected under clause (a) or (b) above; (ii) dividends or distributions paid exclusively in cash; and (iii) Spin-Offs, then the Conversion Rate will be increased based on the following formula:

where,

CR	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date for such distribution;

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the ordinary shares over the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof) of the shares of Capital Stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding ordinary share as of the Open of Business on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this clause (c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if such distribution is scheduled to be paid or made prior to the Maturity Date and is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 of the sum of the principal amount thereof plus accrued and unpaid interest on such note, at the same time and upon the same terms as holders of the ordinary shares, without having to convert its notes, the amount and kind of the Relevant Distribution that such holder would have received if such holder owned a number of ordinary shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this clause (c) where there has been an Ex-Dividend Date for a dividend or other distribution on the ordinary shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the ordinary shares applicable to one share of the ordinary shares over the first 10 consecutive Trading-Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of ordinary shares over the Valuation Period.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (c) will be determined on the last day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off. In respect of any conversion during the Valuation Period for any Spin-Off, references within this clause (c) related to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

For purposes of the second adjustment formula set forth in this clause (c), (i) the Closing Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Closing Sale Price of the ordinary shares in the definition of “Closing Sale Price” as set forth in the Indenture, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the ordinary shares, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the ordinary shares and such Capital Stock or similar equity interest.

Subject to clause (g) below, for the purposes of this clause (c), rights, options or warrants distributed to all or substantially all holders of the ordinary shares entitling them to acquire our Capital Stock or other securities, (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such ordinary shares; (2) are not exercisable; and (3) are also issued in respect of future issuances of ordinary shares (including, for the avoidance of doubt, upon settlement of conversions of notes), shall be deemed not to have been distributed for purposes of this clause (c) (and no adjustment to the Conversion Rate under this clause (c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this clause (c). If any such rights, options or warrants, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this clause (c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of ordinary shares with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of ordinary shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of clauses (a) through (c), if any dividend or distribution to which this clause (c) applies includes one or both of:

(A)	a dividend or distribution of shares of ordinary shares to which clause (a) above also applies (the “Clause A Distribution”); or

(B)	an issuance of rights, options or warrants entitling holders of the ordinary shares to subscribe for or purchase ordinary shares to which clause (b) above also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a distribution to which this clause (c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this clause (c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by clause (b) above with respect thereto shall then be made, except that, if determined by us, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any ordinary shares included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of clause (b) above, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by us, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any ordinary shares included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of clause (a) above.

(d) If an Ex-Dividend Date occurs for a cash dividend or distribution to all, or substantially all, holders of the outstanding ordinary shares (other than any dividend or distribution in connection with our liquidation, dissolution or winding up), the Conversion Rate will be increased based on the following formula:

where,

CR	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Closing Sale Price of the ordinary shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share that we pay or distributes to substantially all holders of the ordinary shares.

Any increase made under this clause (d) shall become effective immediately after the Open of Business on the Ex-Dividend date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if any dividend or distribution described in this clause (d) is scheduled to be paid or made prior to the Maturity Date but is not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 of the sum of the principal amount of notes plus accrued and unpaid interest on such notes, at the same time and upon the same terms as holders of shares of the ordinary shares, without having to convert its notes, the amount of cash that such holder would have received if such holder owned a number of ordinary shares equal to the applicable Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If we or any of our Subsidiaries makes a payment in respect of a tender or exchange offer for the ordinary shares, and if the cash and value of any other consideration included in the payment per ordinary share exceeds the average of the Closing Sale Prices of the ordinary shares over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate will be increased based on the following formula:

where,

CR	=	the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors or a duly authorized committee thereof) paid or payable for ordinary shares purchased in such tender or exchange offer;

OS0	=	the number of ordinary shares outstanding immediately prior to the time (the “Offer Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS	=	the number of ordinary shares outstanding immediately after the Offer Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Closing Sale Prices of the ordinary shares over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the Conversion Rate under the preceding paragraph of this clause (e) will be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Offer Expiration Date but will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. In respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this clause (e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate.

(f) Conversion Price Reset.

On each of March 15, 2027, December 31, 2027, September 30, 2028, June 30, 2029, March 15, 2030, and December 31, 2030 (each, a “Reset Date”), if the average of the Daily VWAPs for the five consecutive VWAP Trading Days prior to such Reset Date (the “Average Price”) is less than the Conversion Price then in effect (the “Pre-Reset Conversion Price”), then effective as of the Reset Date the Conversion Price shall be reset to equal the greater of the Average Price and the Reset Floor. This downward reset provision shall terminate automatically upon the earlier to occur of (x) the later to occur of (i) March 15, 2027 and (ii) conversion of at least 50% of the aggregate principal amount of the notes issued pursuant to the Indenture, or (y) our issuance of ordinary shares at a gross price per share higher than the then-effective Conversion Price in which we generate gross proceeds of at least 75% of the aggregate principal amount of the notes issued pursuant to the Indenture. Notwithstanding anything to the contrary in the Indenture, in no event shall the Conversion Price be reduced below the Reset Floor (subject to equitable adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the ordinary shares), irrespective of the number or magnitude of Reset Events or any other adjustments pursuant to the Indenture.

On March 15, 2027 (the “Upward Reset Date”), if the average of the Daily VWAPs for the five consecutive VWAP Trading Days prior to the Upward Reset Date (the “Upward Average Price”) is greater than the Pre-Reset Conversion Price, then effective as of the Upward Reset Date the Conversion Price shall be reset to equal the lower of (a) 125% multiplied by the Pre-Reset Conversion Price and (b) (i) the Pre-Reset Conversion Price plus (ii) 83% multiplied by (x) the Upward Average Price minus (y) the Pre-Reset Conversion Price; provided, however, that this upward reset shall not apply if we have delivered a Redemption Notice prior to the Upward Reset Date.

(g) Special Settlement Provisions. The Indenture will provide that notwithstanding anything to the contrary therein, if a note is converted and:

(i)	any distribution, transaction or event described in clauses (a) through (f) has not yet resulted in an adjustment to the Conversion Rate on such VWAP Trading Day; and

(ii)	the ordinary shares deliverable in respect of such VWAP Trading Day are not entitled to participate in the relevant distribution or transaction (because such ordinary shares were not held on a related Record Date or otherwise), then we will adjust the number of ordinary shares delivered in respect of the relevant VWAP Trading Day to reflect the relevant distribution or transaction.

If a note is converted and:

(i)	any distribution or transaction described in clauses (a) through (f) has not yet resulted in an adjustment to the Conversion Rate on a given Conversion Date; and

(ii)	the ordinary shares deliverable on settlement of the related conversion are not entitled to participate in the relevant distribution or transaction (because such ordinary shares were not held on a related Record Date or otherwise), then we will adjust the number of ordinary shares delivered in respect of the relevant conversion to reflect the relevant distribution or transaction.

Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a holder of notes that has converted on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of ordinary shares as of the related Conversion Date pursuant to the provisions under the caption “Settlement Upon Conversion” based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for the holder of such converting notes. Instead, such holder will be treated as if such holder were the record owner of the ordinary shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h) Poison Pill. If a note is converted, to the extent that we have a rights plan in effect on the Conversion Date applicable to such note, the holder of such converting note will receive, in addition to any ordinary shares otherwise received in connection with such conversion on such Conversion Date or such VWAP Trading Day, as the case may be, the rights under the rights plan, unless prior to such Conversion Date or such VWAP Trading Day, as the case may be, the rights have separated from the ordinary shares, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if we distributed to all holders of the ordinary shares, Distributed Property as described in clause (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i) Deferral of Adjustments. The Indenture will provide that notwithstanding anything to the contrary therein, we will not be required to adjust the Conversion Rate unless such adjustment would result in a change of at least one percent; provided, however, that we shall carry forward any adjustments that are less than one percent of the Conversion Rate and make such carried forward adjustments (i) when the cumulative net effect of all adjustments not yet made will result in a change of at least one percent of the Conversion Rate or (ii) regardless of whether the aggregate adjustment is less than one percent, (1) upon any offer to purchase the notes following a Fundamental Change, (2) upon any conversion of notes and (3) on the Effective Date for any Fundamental Change.

(j) Limitation on Adjustments. Except as stated in this “Conversion Rate Adjustments,” we will not adjust the Conversion Rate for the issuance of ordinary shares or any securities convertible into or exchangeable for ordinary shares or the right to purchase ordinary shares or such convertible or exchangeable securities. If, however, the application of the formulas in clauses (a) through (e) would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination). Notwithstanding anything to the contrary, under no circumstance will any adjustment, or the application of any formula, set forth in this “Conversion Rate Adjustments” increase the Conversion Rate above the maximum Conversion Rate provided in the definition of Conversion Rate.

(k) Notwithstanding anything to the contrary in this Article 3, the application of adjustments to the Conversion Rate and the Conversion Price shall be governed by the following order of operations: (i) first, any applicable Anti-Dilution Adjustments shall be applied; (ii) second, any applicable Conversion Price resets pursuant to clause (f) above shall be applied (taking into account the Conversion Price as adjusted pursuant to clause (i)); (iii) third, any applicable Make-Whole Amounts pursuant to the provisions under the caption “Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change” below shall be applied (taking into account the Conversion Rate as adjusted pursuant to clauses (i) and (ii)); and (iv) fourth, any applicable make whole pursuant to “Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions” shall be applied (taking into account the Conversion Rate as adjusted pursuant to clauses (i), (ii) and (iii)). In the event that both an Anti-Dilution Adjustment and a Conversion Price reset pursuant to clause (f) above are applicable during the same observation period, the Conversion Price shall be determined by first applying the Anti-Dilution Adjustment and then the Conversion Price reset, and in no event shall any adjustment be applied more than once to the same price movement or event giving rise to such adjustment.

For purposes of this “Conversion Rate Adjustments,” the number of ordinary shares at any time outstanding shall not include shares held in our treasury so long as we do not pay any dividend or make any distribution on ordinary shares held in our treasury, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of ordinary shares.

We will not be required to adjust the Conversion Rate except as described above under this “Conversion Rate Adjustments” or below under the caption “Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change” or “Interest Make-Whole Conversion Rate Adjustment.” We will not be required to adjust the Conversion Rate on account of: the sale of ordinary shares for a purchase price less than the market price or less than the Conversion Price; the issuance of shares pursuant to dividend reinvestment plans; the issuance of shares or options pursuant to employee, director or consultant benefit plans; the issuance of shares pursuant to options, warrants or convertible securities outstanding as of the Issue Date; solely a change in the par value of our ordinary shares; or accrued and unpaid interest on the notes.

Notice of Conversion Rate Adjustments

Whenever the Conversion Rate is adjusted, we will promptly file with the Trustee and any Conversion Agent an officer’s certificate setting forth the Conversion Rate after such adjustment and the facts requiring such adjustment. We will also issue a press release and deliver written notice to each holder stating the adjusted Conversion Rate and the effective date of such adjustment. Failure to issue such press release or deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under the Indenture.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable Exchange rules, we may (but are not required to) increase the Conversion Rate by any amount if our board of directors determines that such increase is in our best interest or is advisable to avoid or diminish any income tax imposed on holders of our ordinary shares, provided that such increase is irrevocable for a period of at least 20 Business Days and we give at least 15 days’ prior notice to holders.

Order of Operations for Adjustments; Deferral Exception

The application of adjustments to the Conversion Rate and the Conversion Price shall be governed by the following order of operations: (i) first, any applicable Anti-Dilution Adjustments shall be applied; (ii) second, any applicable Conversion Price Resets pursuant to clause (f) under the caption “Conversion Rate Adjustments” above shall be applied; and (iii) third, any applicable Make-Whole Amounts pursuant to the provisions under the caption “Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change” above shall be applied. We will not be required to adjust the Conversion Rate unless such adjustment would result in a change of at least one percent; provided, however, that we shall carry forward any adjustments that are less than one percent and make such carried forward adjustments (i) when the cumulative net effect of all adjustments not yet made will result in a change of at least one percent, (ii) upon any offer to purchase the notes following a Fundamental Change, (iii) upon any conversion of notes, or (iv) on the effective date for any Fundamental Change.

Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

(a) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the Conversion of a note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this “Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” the Conversion Rate applicable to such conversion will equal the greater of (i) the As-Adjusted Coupon Make-Whole Conversion Rate and (ii) the As-Adjusted Table Make-Whole Conversion Rate, which As-Adjusted Table Make-Whole Conversion Rate shall be calculated by reference to the number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Make Whole Fundamental Change Effective Date	$21.78	$26.136	$30.492	$34.848	$39.204	$43.56	$65.34	$87.12	$108.9	$130.68
6/5/2026	10.5955	8.2844	6.7001	5.5553	4.6939	4.0253	2.1501	1.3068	0.8427	0.5563
6/15/2027	10.5955	8.2844	6.7001	5.518	4.6266	3.9415	2.0618	1.2402	0.7955	0.5238
6/15/2028	10.5955	8.2844	6.6273	5.3587	4.433	3.7342	1.8846	1.1154	0.7101	0.466
6/15/2029	10.5955	8.2243	6.2275	4.8806	3.9315	3.2378	1.5266	0.8806	0.5561	0.3646
6/15/2030	10.5955	7.3489	5.0833	3.6765	2.766	2.1538	0.8822	0.4974	0.3179	0.2129
6/15/2031	10.5955	2.9431	0	0	0	0	0	0	0	0

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(i)	if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii)	if the Stock Price is greater than $130.68 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to clause (b) below) or less than $21.78 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the notes, in no event will the Conversion Rate be increased to an amount that exceeds 166.6667 ordinary shares per $1,000 of the sum of the principal amount of notes plus all accrued and unpaid interest on such notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to the provisions under the caption “Conversion Rate Adjustments” above; provided, however, that (x) to the extent the As-Adjusted Coupon Make-Whole Conversion Rate or the As-Adjusted Table Make-Whole Conversion Rate that would otherwise be applicable pursuant to this “Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change” would cause the Conversion Rate to exceed such maximum, we shall nonetheless deliver such excess ordinary shares to the converting holder as additional consideration outside of the Conversion Rate in connection with the applicable conversion (or, if we are unable to deliver such excess shares in the form of registered ordinary shares, pay cash in lieu thereof in accordance with the provisions of clause (d) below) and (y) the foregoing maximum Conversion Rate shall not limit the number of additional ordinary shares deliverable pursuant to “Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions,” and any such additional shares in excess of the maximum Conversion Rate shall be delivered to the converting holder as additional consideration in connection with the applicable conversion.

(b) Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in clause (a) above will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of the provisions under the caption “Conversion Rate Adjustments” above (which amount, in the event of an adjustment to the Conversion Rate pursuant to clause (f) under the caption “Conversion Rate Adjustments” above, shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate immediately after such adjustment). The numbers of Additional Shares in the table set forth in clause (a) above will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to the provisions under the caption “Conversion Rate Adjustments” above (which amount, in the event of an adjustment to the Conversion Rate pursuant to clause (f) under the caption “Conversion Rate Adjustments” above, shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Conversion Rate immediately after such adjustment and the denominator of which is the Conversion Rate immediately prior to such adjustment).

(c) Notice of the Occurrence of a Make-Whole Fundamental Change. We will notify the holders, the Trustee and the Conversion Agent (if other than the Trustee) of each Make-Whole Fundamental Change.

(d) Notwithstanding anything to the contrary in this “Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change” or elsewhere in this Indenture, if, at the time of any conversion during a Make-Whole Fundamental Change Conversion Period, we are unable to deliver ordinary shares in respect of the Additional Shares because (i) such shares are not registered for resale under an effective registration statement filed with the Commission, (ii) such delivery is prohibited or restricted by applicable law, regulation, order or directive of any Governmental Authority, or (iii) we do not have a sufficient number of authorized but unissued and unreserved ordinary shares available for delivery, then, in lieu of delivering such ordinary shares in respect of the Additional Shares (or the portion thereof that we are unable to deliver), we shall pay to the converting holder, on the third Business Day following the applicable Conversion Date, cash in an amount equal to the product of (x) the number of ordinary shares comprising the Additional Shares (or such undeliverable portion thereof) and (y) the Closing Sale Price of the ordinary shares on the Conversion Date (or, if the Conversion Date is not a VWAP Trading Day, on the immediately preceding VWAP Trading Day). For the avoidance of doubt, any failure by us to pay or deliver, as applicable, the full Settlement Amount (including any Additional Shares or cash in lieu thereof pursuant to this paragraph) within the time periods specified in the Indenture shall constitute an Event of Default. We shall promptly notify the Trustee and the Conversion Agent (if other than the Trustee) in writing if it determines that it will be unable to deliver ordinary shares in respect of any Additional Shares and will instead be required to make a cash payment pursuant to this paragraph.

Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions

Subject to the provisions in clauses (a) through (c) under the caption “Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change” above for conversions in connection with a Make-Whole Fundamental Change, which, for the avoidance of doubt, will operate independently from this paragraph, if a holder delivers its notes for conversion at any time after March 15, 2027 and prior to the close of business on the Business Day immediately preceding March 15, 2029, then the Conversion Rate then in effect (after giving effect to any concurrent Conversion Rate on a Reset Date) per $1,000 principal amount of notes to be converted will be increased such that such holder shall be entitled to receive, solely for purposes of such conversion, a number of additional ordinary shares, if any, equal to the quotient obtained by dividing (a) the amount of interest that would have accrued on the principal amount on such notes to be converted had such notes remained outstanding from the Conversion Date to, and including March 15, 2029, by (b) the greater of (I) the average Daily VWAP for the five consecutive VWAP Trading Days beginning on, and including, the sixth VWAP Trading Day immediately preceding the Conversion Date and (II) the Reset Floor. In the event that (I) the number of shares delivered pursuant to the foregoing sentence is less than (II) the number of shares that would have been delivered had the Conversion Rate then in effect per $1,000 principal amount of notes to be converted been increased such that such holder would have been entitled to receive, solely for purposes of such conversion, a number of additional ordinary shares, if any, equal to the quotient obtained by dividing (a) the amount of interest that would have accrued on the principal amount on such notes to be converted had such notes remained outstanding from the Conversion Date to, and including March 15, 2029, by (b) the average Daily VWAP for the five consecutive VWAP Trading Days beginning on, and including, the sixth VWAP Trading Day immediately preceding the Conversion Date, then we shall make a cash interest payment equal to such difference multiplied by the average Daily VWAP for the five consecutive VWAP Trading Days beginning on, and including, the sixth VWAP Trading Day immediately preceding the Conversion Date. For the avoidance of doubt, any increase to the Conversion Rate in connection with a conversion pursuant to this paragraph will only be applicable for purposes of the conversion of such notes and will not be applicable for any other calculation or purposes. Notwithstanding anything to the contrary, any increase to the Conversion Rate in connection with a conversion pursuant to this paragraph shall only be payable in ordinary shares pursuant to the terms of the Indenture; provided that, solely with respect to any Excess Conversion Amount that we have elected to settle in cash pursuant to the terms of the Indenture following its acceptance of a Conversion Notice, any additional ordinary shares that would otherwise be deliverable pursuant to this paragraph in respect of such Excess Conversion Amount shall instead be paid in cash in an amount equal to the product of such number of additional shares and the Daily VWAP on the Conversion Date (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day).

Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale

If there occurs any recapitalization, reclassification or change of our ordinary shares, consolidation, merger, combination, binding share exchange or similar transaction involving us, sale, assignment, conveyance, transfer, lease or other disposition to a third party of the consolidated property and assets of us and our subsidiaries as an entirety or substantially as an entirety, or a liquidation or dissolution of us, and, in each case, as a result of which our ordinary shares would be converted into, or exchanged for, ordinary shares, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of such Merger Event, holders of each $1,000 principal amount of notes shall be entitled thereafter to convert such notes plus accrued and unpaid interest on such notes into the kind and amount of reference property that a holder of a number of shares of our ordinary shares equal to the Conversion Rate in effect immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event. Prior to or at the effective time of any Merger Event, we or the successor or purchasing person shall execute with the Trustee a supplemental indenture providing for such change in the right to convert. If the consideration paid to holders of our ordinary shares in any Merger Event is comprised entirely of cash, then, for any conversion of notes following such Merger Event, the consideration due upon conversion shall be solely in cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of our ordinary shares in such Merger Event, payable on the third Business Day following the applicable Conversion Date.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a Fundamental Change occurs at any time prior to the Maturity Date, each holder will have the right to require us to repurchase for cash all of such holder’s notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Repurchase Date”) specified by us that is not less than 20 nor more than 35 calendar days following the date of the related Fundamental Change Company Notice. The repurchase price (the “Fundamental Change Repurchase Price”) will be 100% of the principal amount of such note plus accrued and unpaid interest on such note to, but not including, the Fundamental Change Repurchase Date; provided that if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of notes to be purchased, and the full amount of accrued and unpaid interest shall instead be paid to holders of record as of such Regular Record Date. We may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date.

On or before the 20th calendar day after the occurrence of a Fundamental Change, we will provide to all holders of notes, the Trustee, the Conversion Agent and the Paying Agent a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right arising as a result thereof. Each Fundamental Change Company Notice shall specify the events causing the Fundamental Change, the effective date of the Fundamental Change, the last date on which a holder may exercise the repurchase right, the Fundamental Change Repurchase Price, the Fundamental Change Repurchase Date, the name and address of the Paying Agent and Conversion Agent, the Conversion Rate and any adjustments thereto, the procedures that holders must follow, and the CUSIP numbers of the notes. Simultaneously with providing such notice, we will issue a press release, disclose the information in a current report on Form 6-K or post such information on our website.

To exercise the Fundamental Change Repurchase Right, the holder must deliver a duly completed Fundamental Change Repurchase Notice in compliance with the applicable procedures of the Depositary (for global notes) or in the form attached to the Indenture (for physical notes), in each case on or before the close of business on the business day immediately preceding the Fundamental Change Repurchase Date, and must also deliver the notes to the Paying Agent on or before such date. A holder that has delivered a Fundamental Change Repurchase Notice may withdraw that notice (in whole or in part) by means of a written notice of withdrawal delivered to the applicable Paying Agent at any time prior to the close of business on the business day immediately preceding the Fundamental Change Repurchase Date.

Consolidation, Merger and Asset Sale

We will not consolidate with, enter into a binding share exchange with, or merge with or into, another person or sell, assign, convey, transfer, lease or otherwise dispose, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “Business Combination Event”), unless: (i) the resulting, surviving transferee or successor person (the “Successor Company”), if not us, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and, at or before the effective time of such Business Combination Event, the Successor Company expressly assumes, by supplemental indenture, joinder, amendment or otherwise, all of our obligations under the notes, the Indenture and the other Indenture Documents; and (ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default shall have occurred and be continuing. Upon any such Business Combination Event, the Successor Company (if not us) shall succeed to, and may exercise every right and power of ours under the Indenture.

Events of Default

Each of the following events shall be an “Event of Default”:

(1)	a default in the payment when due of the principal of, or any premium on, any note;

(2)	our failure to comply with our obligations to pay or deliver the Settlement Amount owing upon conversion of any note within five calendar days;

(3)	a default in the payment of any interest on any note when due, and such failure continues for a period of 30 days;

(4)	our material failure to comply with any of our material obligations under the Purchase Agreement and such failure continues for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the notes then outstanding;

(5)	our failure to issue a Fundamental Change Company Notice in accordance with the Indenture or notice in accordance with the conversion provisions of the Indenture;

(6)	our failure to perform any other covenant required by us in the Indenture and such failure continues for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the notes then outstanding;

(7)	any indebtedness for money borrowed by, or any other payment obligation of, us or any of our subsidiaries that is a Significant Subsidiary, in an outstanding principal amount in excess of $5 million, is not paid at final maturity or is accelerated, unless, in the case of this clause (7), such indebtedness is discharged or the acceleration is cured, waived or rescinded within 30 days of the date on which such indebtedness was accelerated or was declared due and payable;

(8)	our failure, or the failure of any of our Significant Subsidiaries, to pay one or more final and non-appealable judgments, the aggregate uninsured or unbonded portion of which is in excess of $5 million, that are not paid, discharged or stayed within 60 days; and

(9)	certain events of bankruptcy, insolvency and reorganization with respect to us or any of our Significant Subsidiaries.

Acceleration

If an Event of Default (other than an Event of Default specified in the bankruptcy/insolvency clauses above with respect to us) occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes then outstanding to be due and payable immediately. If an Event of Default specified in the bankruptcy/insolvency clauses above with respect to us occurs, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all notes shall automatically become immediately due and payable. The Required Holders may waive all Defaults and Events of Default (except for defaults in payment of principal, interest or Settlement Amounts, or defaults requiring each holder’s consent) and rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default.

The Required Holders, by written notice to us and to the Trustee, may waive any Default or Event of Default (except for any Default or Event of Default arising from (a) our failure to pay principal of, or any interest on, any notes, (b) our failure to pay or deliver the Settlement Amounts due upon conversion of any note within the applicable time period, or (c) our failure to comply with any provision of the Indenture the modification of which would require the consent of the holder of each outstanding note affected) and rescind any acceleration resulting from such Default or Event of Default and its consequences.

Notice of Defaults

If a Default occurs and is continuing and is actually known to a responsible officer of the Trustee, the Trustee must send notice of such Default to each holder within 90 days after such Event of Default has occurred or after a responsible officer obtains actual knowledge. Except in the case of a Default in the payment of the principal of, premium, if any, or interest on any note or of a Default in the payment or delivery of the Settlement Amounts due upon conversion of any note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the holders. We are required to deliver to the Trustee (i) within 120 days after the end of each fiscal year, an officer’s certificate stating whether or not the signers thereof know of any Default of ours that occurred during the previous year and (ii) within 30 days after the occurrence thereof, written notice of any events that would constitute Defaults or Events of Default.

Limitation on Suits; Absolute Rights of Holders

Except with respect to the absolute rights referred to below, no holder may pursue any remedy with respect to the Indenture or the notes unless: (i) such holder has previously delivered to the Trustee written notice of a continuing Event of Default; (ii) the holders of at least 25% in aggregate principal amount of the then outstanding notes deliver to the Trustee a written request that the Trustee pursue a remedy and have offered (and if requested, provided) indemnity satisfactory to the Trustee; (iii) the Trustee has failed to institute a proceeding within 60 days after such notice; and (iv) the Trustee has not received from the holders of a majority in aggregate principal amount of the then outstanding notes a direction inconsistent with such written request within 60 days after such notice. Notwithstanding the foregoing, the right of each holder of a note to receive payment of the principal (including the Fundamental Change Repurchase Price, if applicable), or any accrued and unpaid interest on, any note, on or after the applicable due date, or the right to convert the note or to receive the Settlement Amounts due upon conversion, shall not be impaired or affected without the consent of such holder.

Default Interest

Payments of the Fundamental Change Repurchase Price, principal and interest on any note, in each case, that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Additional Interest as Sole Remedy for Certain Reporting Defaults

To the extent we elect, the sole remedy for an Event of Default relating to our failure to comply with our reporting obligations under the caption “Exchange Act Reports” below (a “Reporting Event of Default”) will, for the 180 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive Additional Interest at an annual rate equal to (i) 0.25% per annum of the principal amount of the notes then outstanding commencing on the date on which such Reporting Event of Default first occurs and ending on the earlier of the date such Reporting Event of Default is cured or waived or the 90th day following the occurrence of such Reporting Event of Default; and (ii) 0.50% per annum of the principal amount of such notes outstanding commencing on the 91st day following the occurrence of such Reporting Event of Default (if such Reporting Event of Default is continuing on such 91st day) and ending on the earlier of the date such Reporting Event of Default is cured or waived on the 180th day following the occurrence of such Reporting Event of Default, in each case payable in the same manner and on the same dates as the stated interest payable on the notes. If the Reporting Event of Default is continuing on the 181st day, the notes will be subject to acceleration. In no event shall Additional Interest accruing pursuant to this paragraph, which when taken together with any Additional Interest pursuant to the provisions under the caption “Additional Interest” below, accrue at an annual rate in excess of 0.50% following the occurrence and during the continuance of any Reporting Event of Default. In order to elect to pay Additional Interest as the sole remedy, we must notify all holders, the Trustee and the Paying Agent in writing of such election on or before the close of business on the fifth business day prior to the date on which such Reporting Event of Default would otherwise occur.

Additional Interest

If, at any time after the issue date, the notes are not registered under an effective registration statement filed with the Commission, we shall pay Additional Interest on the notes. Such Additional Interest shall accrue on the notes at the rate of 0.50% per annum of the principal amount of notes outstanding for each day during such period for which our failure to maintain registration has occurred and is continuing or the notes are not registered under an effective registration statement filed with the Commission. In no event shall Additional Interest accruing pursuant to this paragraph, which when taken together with any Additional Interest pursuant to the provisions of “Additional Interest as Sole Remedy for Certain Reporting Defaults” above, accrue at an annual rate in excess of 0.50% following the occurrence and during the continuance of any Reporting Event of Default.

Modification and Amendment

We and the Trustee may, with the consent of the Required Holders, amend the notes or the Indenture or any modifications to the Indenture Documents; provided, however, that no such amendment, supplement or waiver shall, without the consent of the holder of each outstanding note affected thereby: (i) change the stated Maturity Date of the principal of or any interest on the notes; (ii) reduce the Fundamental Change Repurchase Price for any note or change the times at which, or the circumstances under which, the notes may or will be repurchased by us; (iii) reduce the principal amount of or interest on the notes; (iv) make any change that impairs or adversely affects the right of holders to convert their notes; (v) impair the right of any holder to receive payment of principal of and interest on its notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, such holder’s notes; (vi) modify the ranking provisions of the Indenture; (vii) change the place or currency of payment of principal of or interest on any note; (viii) make any change to the provisions of the Indenture which require each holder’s consent or in the waiver provisions in the Indenture except to increase the percentage required for modification, amendment or waiver; or (ix) reduce the amount of principal payable upon acceleration of the Maturity Date of any note.’

Without the consent of any holder, we (when authorized by a board resolution) and the Trustee may enter into one or more supplemental indentures or modifications to the Indenture Documents for any of the following purposes: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to evidence the succession by a Successor Company; (iii) to add guarantees or guarantors; (iv) to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders; (v) to make any change that does not adversely affect the rights of any holder; (vi) upon the occurrence of a Merger Event, to provide that such notes are convertible into Reference Property; or (vii) to conform the Indenture or the notes to any provision of this “Description of Notes” to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the notes.

Exchange Act Reports

As long as any notes are outstanding, we shall (i) file with the Commission within the time periods prescribed by its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) and (ii) furnish to the Trustee and the holders within 15 calendar days after we are required to file the same with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all annual financial information required to be contained in Form 20-F and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors. We shall not be required to file any report or other information with the Commission if the Commission does not permit such filing, although such reports will be required to be furnished to the Trustee. Any such report, information or document that we file with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee and the holders at the time of such filing. The Trustee shall have no duty to review or analyze reports delivered to it.

Discharge

When (a) we shall deliver to the Trustee for cancellation all notes theretofore authenticated and not theretofore canceled, or (b) all the notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Repurchase Date, upon conversion or otherwise) and we shall deposit with the Trustee, in trust, or deliver to the holders, as applicable, an amount of cash (and, to the extent applicable, deliver to the holders a number of ordinary shares to satisfy our obligations with respect to outstanding conversions), sufficient to pay all amounts due on all of such notes, including principal and interest due, and we shall have paid or caused to be paid all other sums payable under the Indenture by us, then the Indenture shall cease to be of further effect. For the avoidance of doubt, upon the satisfaction and discharge of the Indenture, the holders of the notes shall no longer have the right to convert their notes and shall only be entitled to the payments of funds deposited with the Trustee, in trust.

Calculations

Except as otherwise provided in the Indenture, we will be responsible for making all calculations called for under the Indenture or the notes, including determinations of the closing sale prices of our ordinary shares, the Daily VWAP, the Excess Conversion Amount, accrued interest payable on the notes, Additional Interest payable on the notes, the Conversion Rate, As-Adjusted Coupon Make-Whole Conversion Rate, the As-Adjusted Table Make-Whole Conversion Rate, the Conversion Value, the Conversion Price (including in connection with a Reset Event), the Settlement Amount, the Upward Average Price, the Fundamental Change Repurchase Price, the redemption price (including any premium in connection therewith), and the Make-Whole Amount. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders. We will provide a schedule of our calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent are entitled to rely conclusively upon the accuracy of our calculations without independent verification. Whenever we are required to calculate or make adjustments to the Conversion Rate, we will do so to the 1/10,000th of an ordinary share, rounding any additional decimal places up or down in a commercially reasonable manner.

Trustee

The Trustee under the Indenture is U.S. Bank Trust Company, National Association. The Trustee assumes no responsibility for the accuracy or completeness of the information contained in this description or the related documents. The Trustee and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business.

Notices

We will send all notices or communications to holders pursuant to the Indenture in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission, email or electronic transmission in PDF format to the holders’ respective addresses shown on the register for the notes. With respect to global notes, notice shall be sufficiently given if given to the Depositary for the notes (or its designee), pursuant to applicable procedures of such Depositary (and we will make any notices we are required to give to holders available on our website). Whenever we are required to deliver notice to the holders, we will, by the date we are required to deliver such notice to the holders, deliver a copy of such notice to the Trustee and the Agents. Notices to the Trustee shall be deemed given upon actual receipt thereof.

No Recourse Against Others

No director, officer, employee, incorporator or stockholder of us shall have any liability for any of our obligations under the notes, the Indenture, or any claim based on, in respect of, or by reason of, such obligations or their creation.

Trust Indenture Act

The Indenture will be qualified under the Trust Indenture Act, if any provision of the Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

Governing Law; Waiver of Jury Trial

The Indenture and the notes, and any claim, controversy or dispute arising under or related to the Indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law). The Indenture will provide that we and the Trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or the transactions contemplated by the Indenture or the notes.

Submission to Jurisdiction

The Indenture will provide that we will irrevocably consent to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City of New York and the County of New York, over any suit, action or proceeding with respect to the Indenture or the notes or the transactions contemplated thereby. We waive any objection that we may have to the venue of any such suit, action or proceeding in such courts, or that such suit, action or proceeding was brought in an inconvenient court, and agree not to plead or claim the same.

Definitions

Capitalized terms used but not defined in this section have the meanings given to them in the Indenture.

DESCRIPTION OF SHARE CAPITAL

In the discussion that follows, we have summarized selected provisions of our amended and restated memorandum and articles of association, as well as included a brief summary of certain terms and conditions of the ordinary shares—which are subject in all respects to the provisions of our amended and restated memorandum and articles of association. You should read our amended and restated memorandum and articles of association as is currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find Additional Information” and “Incorporation by Reference of Certain Incorporated Documents.”

Authorized and Outstanding Capital Stock

Our authorized share capital consists of 73,500,000 ordinary shares of a par value of US$0.001 each and 15,000,000 preference shares of a par value of US$0.0001, of which 27,757,474 ordinary shares were issued and outstanding as of June 1, 2026, which amount does not include 425,269 treasury shares currently outstanding but does include Earnout Shares (as defined in our 2025 Form 20-F) currently held in escrow and does not include 550,755 ordinary shares underlying a distribution announced by the Company for holders of the Company’s contingent value rights on December 4, 2025. In addition, as of June 1, 2026, warrants exercisable for an aggregate 958,272 ordinary shares were outstanding, Series C Ordinary Share Purchase Warrants exercisable for an aggregate 200,000 ordinary shares were outstanding and “Placement Agent Warrants” (which, for the avoidance of doubt, were not issued in connection with the Notes and are not owned nor have they ever been owned by the placement agents) exercisable for an aggregate 120,000 ordinary shares were outstanding. As of December 31, 2025, 26,188,972 ordinary shares were outstanding, excluding treasury shares but including Earnout Shares then held in escrow. The difference in the number of shares outstanding between December 31, 2025 and June 1, 2026 is the result of (i) the issuance of 2,650 ordinary shares upon the exercise of stock options granted to employees under the Gorilla Technology Group Inc. Employee Stock Option Program, (ii) the issuance of 1,823,581 ordinary shares upon vesting and settlement of restricted stock units to employees under the Gorilla Technology Group Inc. 2023 Omnibus Incentive Plan, and (iii) a reduction of 257,729 ordinary shares outstanding pursuant to repurchases under the Company’s share buyback program. As of June 1, 2026, we had 41,593 vested options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program with an average exercise price of $11.66.

The number of ordinary shares outstanding as of June 1, 2026 excludes:

●	425,269 ordinary shares held in treasury;

●	958,272 ordinary shares issuable upon exercise of warrants outstanding as of June 1, 2026 at a weighted average exercise price of $115.00 per ordinary share;

●	41,593 ordinary shares issuance upon the exercise of options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program as of June 1, 2026 at a weighted average exercise price of $11.66 per ordinary share;

●	550,755 ordinary shares underlying a distribution announced by the Company for holders of the Company’s contingent value rights on December 4, 2025;

●	200,000 ordinary shares issuable upon the cash exercise of Gorilla’s Series C Ordinary Share Purchase Warrants; and

●	120,000 ordinary shares issuable upon the cash exercise of Gorilla’s Placement Agent Warrants.

Description of Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by our board except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to us on the issue of our shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against us.

Voting Rights. The holders of our ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of our directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of our ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or Redemption provisions applicable to our ordinary shares.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the Company.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on our ordinary shares imposed by foreign law or by the charter or other of our constituent documents. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of our ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation. Upon our winding up, after the full amount that holders of any issued shares ranking senior to our ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any of our remaining assets available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided our memorandum and articles of association authorize this and we have the ability to pay our debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of our ordinary shares will have no preemptive or preferential right to purchase any of our securities.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to our memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. We may by ordinary resolution increase our authorized share capital.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company, LLC. Its address is 1 State Street, 30th Floor, New York, New York 10004.

Our ordinary shares are listed on the Nasdaq under the symbol “GRRR.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the acquisition, ownership and disposition of our Notes, and of ordinary shares received upon conversion of the Notes or as payments of interest on the Notes. This discussion applies only to holders that purchase Notes in this offering at the initial issue price (which generally equals the first price at which a substantial amount of the Notes is sold to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that will hold the Notes, and any corresponding ordinary shares, as capital assets for U.S. federal income tax purposes (generally, property held for investment). Except where specifically described below, this discussion assumes that we are not a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. See the discussion under “Taxation of U.S. Holders—Passive Foreign Investment Company Rules” below.

This summary does not purport to be a complete analysis of all potential tax considerations arising in connection with the acquisition, ownership and disposition of Notes, and of ordinary shares received upon conversion of Notes or as payments of interest on the Notes. The effects and considerations of other U.S. federal tax laws, such as those applicable to estate and gift taxes, the alternative minimum tax or the Medicare contribution tax, and any applicable state, local or non-U.S. tax laws, are not discussed. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take, or a court will not sustain, positions contrary to those discussed below.

This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances. In addition, it does not address tax consequences relevant to holders subject to special rules, including, without limitation:

●	regulated investment companies or real estate investment trusts;

●	financial institutions, insurance companies, brokers, dealers or traders in securities;

●	traders in securities that elect to mark to market interested party transactions that require shareholder approval;

●	tax-exempt organizations or governmental organizations;

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding Notes or ordinary shares as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes or ordinary shares being taken into account in an applicable financial statement;

●	persons that actually or constructively own 5% or more (by vote or value) of the ordinary shares;

●	PFICs, “controlled foreign corporations” or corporations that accumulate earnings to avoid U.S. federal income tax;

●	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

●	U.S. Holders having a functional currency other than the U.S. dollar; and

●	tax-qualified retirement plans.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF NOTES OR ORDINARY SHARES WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF NOTES AND ORDINARY SHARES.

Taxation of U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Notes or ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or;

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes or ordinary shares, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Interest on the Notes

A U.S. Holder generally will be required to include stated interest on the Notes in gross income as ordinary income at the time the interest is received or accrued, according to the U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. Pursuant to the terms of the Notes, we may elect to satisfy interest obligations through the issuance of ordinary shares in lieu of cash. A U.S. Holder generally will be required to include in gross income, as ordinary interest income, the fair market value of any such ordinary shares received as payment of interest at the time such shares are issued or transferred to such U.S. Holder, regardless of the lack of receipt of any cash in connection with such interest payment. The tax basis of any ordinary shares received as payment of interest generally will equal the fair market value of such shares at the time of receipt. The holding period for such ordinary shares generally will begin on the day following the date of receipt.

The Notes may be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. The determination of whether the Notes are issued with OID is complex and will depend upon a number of factors, including whether the stated principal amount exceeds the issue price by more than a de minimis amount, and whether interest payments on the Notes constitute “qualified stated interest,” in each case, as determined under the applicable Treasury regulations. If the Notes are treated as issued with OID, a U.S. Holder generally would be required to include such OID in gross income as ordinary interest income on a constant-yield basis before the receipt of corresponding cash or ordinary share payments. Gorilla does not expect (and this discussion assumes) that the Notes will not be treated as issued with OID for U.S. federal income tax purposes and intends to report such treatment to the IRS in a manner consistent therewith. No assurance can be given, however, that the IRS will agree with such treatment.

For foreign tax credit purposes, interest received or accrued on the Notes generally will be treated as income from foreign sources and as passive category income. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Conversion of Notes

A U.S. Holder will not recognize any income, gain or loss on the conversion of Notes into ordinary shares except to the extent of cash received in lieu of a fractional ordinary share and except to the extent of amounts attributable to accrued but unpaid interest, which will be taxable to a U.S. Holder as ordinary interest income to the extent not already included in gross income. The amount of gain or loss on the receipt of cash in lieu of such fractional ordinary share will be equal to the difference between the amount of cash a U.S. Holder receives in respect of such fractional ordinary share and the pro rata portion of its tax basis in its Note that is allocable to the fractional ordinary share. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss, if at the time of the conversion, the Note has been held for more than one year. The tax basis of the ordinary shares received upon a conversion (other than ordinary shares attributable to accrued interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the Note that was converted, reduced by the portion of the tax basis that is allocable to any fractional ordinary share. A U.S. Holder’s holding period for ordinary shares will include the period during which a U.S. Holder held the Notes, except that the holding period for any ordinary shares received with respect to accrued interest will commence on the day after the date of receipt.

Sale, Exchange, Redemption or Other Taxable Disposition of a Note

Upon a sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount realized (excluding amounts attributable to accrued but unpaid interest, which will be taxable to a U.S. Holder as ordinary interest income to the extent not previously included in gross income) and such U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis generally will equal the amount that the U.S. Holder paid for the Note. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Note is more than one year at the time of such disposition. Long-term capital gain of non-corporate taxpayers is generally subject to a reduced rate of U.S. federal income tax. A U.S. Holder’s ability to offset ordinary income with capital losses is subject to limitations.

Special Tax Rules Applicable to Contingent Payment Debt Instruments

Special tax rules, which are different than those described above, would apply to the Notes to the extent that the Notes are considered for U.S. federal tax purposes as debt instruments that provide for one or more contingent payments (a “contingent payment debt instrument”). This discussion assumes that the Notes do not provide for one or more contingent payments and, thus, are not contingent payment debt instruments. However, the rules for determining whether a debt instrument is or is not a contingent payment debt instrument, as applied to instruments such as the Notes are complex and very uncertain in many respects. To the extent that the Notes were treated for U.S. federal tax purposes as being contingent payment debt instruments, the U.S. federal income tax consequences to U.S. Holders of the Notes (including those arising upon sale, exchange, redemption or conversion of the Notes) could be materially different than those described above. Accordingly, U.S. Holders of Notes should consult with their own tax advisors regarding these matters.

Constructive Dividends

The conversion rate of the Notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. Holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes, however, generally will not result in a deemed distribution to a U.S. Holder. Certain of the possible conversion rate adjustments provided in the notes will not qualify as being pursuant to a bona fide reasonable adjustment formula. With respect to such adjustments, a U.S. Holder will be deemed to have received a distribution even though the U.S. Holder has not received any cash or property as a result of such conversion rate adjustment. Any deemed distribution will be taxable as a dividend, return of capital or capital gain as described below under “—Distributions on Ordinary Shares.” It is unclear, however, whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described below under “—Distributions on Ordinary Shares.” It is also unclear whether corporate U.S. Holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Generally, a U.S. Holder’s adjusted tax basis in a Note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. Holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the Notes.

Distributions on Ordinary Shares

If we make distributions of cash or property on the ordinary shares, the gross amount of such distributions (including any amount of foreign taxes withheld) will be treated for U.S. federal income tax purposes first as a dividend to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the ordinary shares, with any excess treated as capital gain from the sale or exchange of the ordinary shares. If we do not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the United States, or (b) we are eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

●	We are neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder in any taxable year in which the dividend is paid or the preceding taxable year;

●	the U.S. Holder satisfies certain holding period requirements; and

●	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

We do not expect to be eligible for the benefits of an applicable comprehensive income tax treaty with the United States. In addition, there also can be no assurance that ordinary shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. Furthermore, dividends from us will not constitute a “qualified dividend income” if we are determined to be a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules” below. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to ordinary shares.

For foreign tax credit purposes, dividends paid on our ordinary shares generally will be treated as income from foreign sources and as passive category income. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of ordinary shares, an amount equal to the difference between (i) the amount realized on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the ordinary shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares generally will be capital gain or loss. Certain non-corporate U.S. Holders, including individuals, that have held the ordinary shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Notes or ordinary shares received upon conversion of the Notes or as payments of interest in respect of the Notes could be materially different from that described above, if we are treated as a PFIC for U.S. federal income tax purposes. In this regard, due to the option to convert the Notes into ordinary shares, a U.S. Holder can be considered to own stock in a PFIC by reason of the ownership of Notes in the event that we are determined to be a PFIC for any taxable year in which the Notes are held by the U.S. Holder. For this reason, U.S. Holders are encouraged to consult their own tax advisors with respect to the potential application of the PFIC rules based upon their particular circumstances.

A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

●	at least 75% of its gross income for such year is passive income; or

●	at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, passive income generally includes, among other things, dividends, interest, rents, royalties and gains from the disposition of investment assets (subject to various exceptions). In making the PFIC determination, we will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based on our and our subsidiaries’ current and anticipated composition of the income, assets and operations, we do not expect to be classified as a PFIC for the current taxable year. However, there can be no assurances in this regard, nor can there be any assurances that we will not be treated as a PFIC in any future taxable year. In particular, the PFIC determination is based on the nature of our income and assets from time to time, which could be affected by changes in our business plan or events beyond our control. Moreover, the PFIC determination involves the application of complex tax rules, and there is some uncertainty as to their application. For these reasons, no assurances can be provided that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

If, contrary to the discussion above, we are treated as a PFIC, a U.S. Holder would be subject to special rules (and may be subject to increased tax liability and form filing requirements) with respect to (i) any gain realized on the sale or other disposition of Notes or ordinary shares, and (ii) any “excess distribution” made by us to the U.S. Holder (generally, any distribution during a taxable year in which distributions to the U.S. Holder on ordinary shares exceed 125% of the average annual distributions the U.S. Holder received on ordinary shares during the preceding three taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares). Under those rules, (i) the gain or excess distribution would be allocated ratably over the U.S. Holder’s holding period for the Notes or ordinary shares, as the case may be, (ii) the amount allocated to the taxable year in which the gain or excess distribution is realized and to taxable years before the first day on which Gorilla became a PFIC would be taxable as ordinary income, (iii) the amount allocated to each prior year in which we were a PFIC would be subject to U.S. federal income tax at the highest tax rate in effect for that year and (iv) the interest charge generally applicable to underpayments of U.S. federal income tax would be imposed in respect of the tax attributable to each prior year in which we were a PFIC.

If we are determined to be a PFIC for a taxable year, dividends on the ordinary shares generally would not be qualified dividend income subject to preferential rates of U.S. federal income tax, as described above. See “—Taxation of U.S. Holders—Distributions on Ordinary Shares.” Additionally, certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that we do not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

In general, if we are treated as a PFIC, the impact of the rules described above can be ameliorated or avoided if a U.S. Holder makes a “qualified electing fund” (“QEF”) election, or alternatively elects to be subject to a mark-to-market regime for stock in a PFIC, each as described below. The QEF election in not available, however, with respect to Notes held by a U.S. Holder during taxable years in which we are a PFIC, and the ability to make a mark-to-market election with respect to such Notes is an issue that currently is reserved under applicable Treasury regulations. The absence of a QEF or mark-to-market election with respect to an investment in the Notes, in the event that we are determined to be a PFIC, would impact the federal income tax consequences of a subsequent QEF or mark-to-market election with respect to ordinary shares received upon conversion of the Notes.

A U.S. Holder may make a QEF election with respect to ordinary shares only if we provide U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Gorilla will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the ordinary shares in the event Gorilla is treated as a PFIC for any taxable year. There can be no assurance, however, that Gorilla will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

In the event Gorilla is a PFIC, a U.S. Holder that makes a QEF election with respect to its ordinary shares would generally be required to include in income for each year that Gorilla is treated as a PFIC the U.S. Holder’s pro rata share of Gorilla’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the ordinary shares. Any net deficits or net capital losses of Gorilla for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the ordinary shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the ordinary shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the ordinary shares by a corresponding amount.

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which Gorilla is a PFIC, then the ordinary shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the excess distribution rules described above. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its ordinary shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the ordinary shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. A U.S. Holder that is eligible to make a QEF election with respect to its ordinary shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its ordinary shares to elect out of the excess distribution rules discussed above if Gorilla is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, such U.S. Holder will include in income for each year that Gorilla is treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market income or loss.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The ordinary shares, which are listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. A mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs.

A U.S. Holder who owns the Notes or ordinary shares during any taxable year in which Gorilla is a PFIC must file IRS Form 8621.

Taxation of Non-U.S. Holders

This section applies to Non-U.S. Holders of Notes and ordinary shares received upon conversion of Notes or as payments of interest on the Notes. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Notes or ordinary shares that is not a U.S. Holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Notes and Ordinary Share

Any (i) interest income of a Non-U.S. Holder in respect of the Notes, (ii) distributions of cash or property paid to a Non-U.S. Holder in respect of ordinary shares or (iii) gain realized by a Non-U.S. Holder upon the sale or other taxable disposition of Notes or ordinary shares, as relevant, generally will not be subject to U.S. federal income taxation unless:

●	the interest income, distribution or gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

●	in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to interest payments and distributions received by U.S. Holders of Notes or ordinary shares, and the proceeds received on sale or other taxable disposition of Notes or ordinary shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s Notes or ordinary shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Interest payments on the Notes, distributions with respect to ordinary shares and proceeds from the sale of other disposition of Notes or ordinary shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets” (as defined in the Code) for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

PLAN OF DISTRIBUTION

The Benchmark Company, LLC, a StoneX company, and StoneX Financial Inc. (the “placement agents”) have agreed to act as our placement agents in connection with this offering, subject to the terms and conditions of the Placement Agent Agreement, dated June 2, 2026. The placement agents are not purchasing or selling any of the securities offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities but have agreed to use their reasonable best efforts to arrange for the sale of all of the securities offered hereby. We may not sell the entire amount of securities offered pursuant to this prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agents and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. The placement agents do not guarantee that they will be able to raise new capital in any prospective offering.

In connection with this offering, we entered into a securities purchase agreement with the investors. The agreement includes representations and warranties by us and the investor. We will only sell to such investors who have entered into the securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us.

Settlement

We expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company and its direct and indirect participants on or about June 5, 2026, which will be the second business day following the initial trade date for the Notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

Fees and Expenses

This offering is being conducted on a “reasonable best efforts” basis and the placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agents a cash fee equal to the sum of the following gross proceeds received by the Company from the sale of the securities at the closing of the Offering: (i) five percent (5.0%) of the initial $50,000,000 of the gross proceeds, (ii) three and one-half percent (3.5%) of gross proceeds in excess of $50,000,000 and up to and including $100,000,000 and (iii) two and one-half percent (2.5%) of gross proceeds in excess of $100,000,000. We have also agreed to reimburse the placement agents for certain of its offering-related expenses, including its legal fees and expenses and other out-of-pocket expenses in an amount up to $150,000.

We estimate the total expenses of this offering payable by us, excluding the placement agents fee and management fee, will be approximately $0.35 million.

Tail

We have also agreed to pay the placement agents a tail fee equal to the cash compensation in this offering, if any investor, with whom the placement agents arranged a conference call or a meeting during the term of its engagement, provides us with capital in any equity-linked financing during the twelve (12) month period following expiration or termination of our engagement agreement with the placement agent, provided, however, that the Company has the right to terminate its engagement of the placement agents for cause in compliance with FINRA Rule 5110(g)(5)(B)(i), which termination for cause eliminates the Company’s obligations with respect to the tail.

Lock-up Agreements

Our officers and directors have agreed with the placement agents to be subject to a lock-up period of the earlier of (i) 120 days, from the date of this prospectus supplement and (ii) the date on which all the Notes have been fully repaid and/or converted into ordinary shares. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of ordinary shares or any securities convertible into, or exercisable or exchangeable for, shares of ordinary shares, subject to customary exceptions. The placement agents may waive the terms of these lock-up agreements in its sole discretion and without notice.

Regulation M

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agents acting as principal. Under these rules and regulations, the placement agents (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agents against certain liabilities, including certain liabilities arising under the Securities Act and to contribute to payments that the placement agents may be required to make for these liabilities.

Electronic Offer, Sale and Distribution of Securities

A prospectus supplement in electronic format may be made available on the websites maintained by the placement agents, if any, participating in this offering and the placement agents may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on the websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agents, and should not be relied upon by investors.

Other Relationships

The placement agents and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agents and certain of its affiliates may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agents and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agents or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agents and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The placement agents and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the shares in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

MATERIAL CHANGES

Except as otherwise described above and in our 2025 Form 20-F, in our Reports of Foreign Private Issuer on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus supplement and accompanying prospectus, no reportable material changes have occurred since April 15, 2026.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in Gorilla Technology Group Inc. or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in us or depends on the success of the securities offered under this prospectus supplement and accompanying prospectus.

LEGAL MATTERS

The validity of the Notes offered hereby and certain other matters of United States federal securities law and New York law will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. The validity of the ordinary shares issuable upon conversion of the Notes and certain other matters of Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Certain legal matters relating to this offering will be passed upon for the placement agents by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The financial statements for the years ended December 31, 2025, 2024, and 2023, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of Marcum Asia CPAs LLP is Seven Penn Plaza, Suite 830, New York, New York, 10001.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC registration statements on Form F-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statements and the exhibits thereto. The registration statements include and incorporate by reference additional information and exhibits. Statements made in this prospectus supplement and accompanying prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statements are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statements and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a “foreign private issuer,” our officers, directors, and principal shareholders are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

We maintain a website at www.gorilla-technology.com. Information on our website or any other website is not incorporated by reference into this prospectus supplement and accompanying prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus supplement and accompanying prospectus or the documents incorporated by reference in this prospectus supplement and accompanying prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement. We incorporate by reference herein:

●	our 2025 Form 20-F filed with the SEC on April 15, 2026;

●	our Report of Foreign Private Issuer on Form 6-K filed with the SEC on May 6, 2026; and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 13, 2022, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and accompanying prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement and accompanying prospectus.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus. Any information that we file after the date of this prospectus supplement with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus supplement and accompanying prospectus and in any document previously incorporated by reference in this prospectus supplement and accompanying prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Gorilla Technology Group Inc.

64 North Row

London, United Kingdom W1K 7DA

+442039880574

Prospectus

$300,000,000

Gorilla Technology Group Inc.

Debt Securities

Ordinary Shares

Preference Shares

Depositary Shares

Warrants

Rights

We may, from time to time, offer and sell the securities identified above in one or more offerings. This prospectus may also be used by one or more selling securityholders of the securities described herein. The aggregate initial offering price of all securities sold under this prospectus will not exceed $300,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements and any related free writing prospectuses to be provided will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus, the accompanying prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest.

We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “GRRR” and “GRRRW,” respectively. On August 15, 2023, the closing prices for our ordinary shares and warrants on Nasdaq were $1.80 per ordinary share and $0.12 per warrant.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 20        .

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings and selling securityholders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, any prospectus supplement, and any applicable free writing prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference of Certain Documents,” before making your investment decision.

You should rely only on the information incorporated by reference or contained in this prospectus, any prospectus supplement, any applicable free writing prospectus and the registration statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus, the registration statement or the documents incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

On July 13, 2022, the registrant, Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a direct wholly-owned subsidiary of the registrant (“Merger Sub”), and Global SPAC Partners Co., a Cayman Islands exempted company (“Global”), consummated the business combination (the “Business Combination”) contemplated by the Business Combination Agreement, dated as of December 21, 2021, as amended and restated on May 18, 2022 (the “Business Combination Agreement”), by and among such parties. In connection with the closing of the Business Combination, Merger Sub merged with and into Global, with Global surviving the merger and Global became a wholly-owned subsidiary of the registrant, with the securityholders of Global becoming securityholders of the registrant.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Gorilla” refer to Gorilla Technology Group Inc., an exempted company incorporated under the laws of the Cayman Islands. All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Overview

Gorilla is a provider of edge AI technology for security convergence, video intelligence, Internet of Things (IoT) security and edge content management with operations and established distribution and sales channels globally.

We have operated in the field of video analytics since our incorporation in 2001. As video moved from analog to digital formats, we leveraged this core competency to create innovative and business transformative technology utilizing artificial intelligence (AI) and edge AI computing.

Our developed technologies in edge AI computing, video analytics and operational technology (OT) security are the backbone of our suite of product and service solutions for our diversified customer base of government, commercial, and industrial entities. We service our customers directly or partner with industry leading companies from cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers to provide end-to-end solutions for different verticals. Our machine learning and deep learning proprietary algorithms underpin our product and service offerings which help our customers to securely move, store and analyze data for actionable use in biometric authentication, account management, device management, business intelligence, and other applications.

We generate our revenue from the sale of hardware, software and services to customers directly under sale contracts and through channel partners or resellers and distributors under reseller agreements and distribution agreements. Our two primary business segments include Security Convergence and Video IoT.

Selected Risks Associated with an Investment in Shares of Our Ordinary Shares

Our business is subject to numerous risks. You should read these risks before you invest in our ordinary shares. In particular, our risks include, but are not limited to, the following:

●	Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla;

●	If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

●	If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

●	Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected;

●	Aside from fiscal year 2022, Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

●	Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted;

●	Historically, a single customer has accounted for a material portion of Gorilla’s revenues and the Government of Egypt is anticipated to account for a material portion of Gorilla’s future revenues, so therefore, the loss of either such historical customer or the Government of Egypt as a customer could materially and adversely affect its business, results of operations and financial condition;

●	Gorilla anticipates that a material portion of its incoming capital inflows will be denominated in Egyptian pounds (“EGP”), and that such capital will need to be converted into U.S. dollars in order to fund Gorilla’s ongoing operations. Such conversions may take months under current market and regulatory conditions and leave Gorilla exposed to fluctuations in the value of EGP, which could materially impact Gorilla’s cash flow management;

●	A material portion of Gorilla’s revenues over the next three years is expected to come from the Company’s contract with the Government of Egypt, and if the Company fails to meet its obligations under such contract, such anticipated revenues may not be fully realized;

●	Gorilla’s business depends on expanding its base of clients and generating new projects with maintenance services post-project completion for its clients, and its inability to expand its base of, or lose any of, its clients or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

●	If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, its products and services may become less competitive;

●	The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and its business is dependent on its clients’ continuing adoption and use of its services and products;

●	The competitive position of Gorilla’s platforms depends in part on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of its platforms with such third-party products and services, its business, financial condition, and results of operations could be adversely impacted;

●	Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected; and

●	Other factors described under the heading “Risk Factors” beginning on page 5 of this prospectus, as well as those factors described under the heading “Item 3.D. Risk Factors” in Gorilla’s annual report on Form 20-F for the year ended December 31, 2022, Exhibit 99.5 of the Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and in other documents Gorilla files with the SEC.

Corporate Information

Gorilla was incorporated in 2001 as a Cayman Islands exempted company, and our principal executive office is located at Meridien House, 42 Upper Berkeley Street, Marble Arch, London, United Kingdom W1H 5QJ. Our legal and commercial name is Gorilla Technology Group Inc. Our company incorporation number is 110283. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website address is https://www.gorilla-technology.com, and our telephone number is +442039880574. The effective date of the registration statement (Commission File No. 333-262069) registering certain ordinary shares offered pursuant to the Business Combination Agreement upon which Gorilla’s ordinary shares were listed on the Nasdaq Capital Market was July 7, 2022. The Business Combination closed on July 13, 2022. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we intend to take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies. We intend to continue to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

As a foreign private issuer, we are permitted to comply with Cayman Islands corporate governance practices instead of the Nasdaq Stock Market requirements, provided that we disclose those Nasdaq Stock Market requirements with which we do not comply and the equivalent Cayman Islands requirement that we follow instead (if applicable).

Gorilla intends to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:

●	Executive Sessions. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring Gorilla’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. Gorilla will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Proxy Statements. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. Gorilla will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. Gorilla is not required to and, in reliance on home country practice, it does not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of Gorilla’s Amended and Restated Memorandum and Articles of Association, Gorilla’s board of directors is authorized to issue securities, including ordinary shares, preference shares, warrants and convertible notes.

Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 5. You should carefully consider such risks before deciding to invest in our securities.

Recent Developments

On August 17, 2023, we entered into a Controlled Equity Offering Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., referred to as the agent. In accordance with the terms of the Sales Agreement, we may issue and sell, from time to time, ordinary shares, through the agent, acting as agent or principal. Sales of ordinary shares, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. Under the Sales Agreement, the agent is not required to sell any specific amount but will act as our sales agent using commercially reasonable efforts consistent with each of their normal trading and sales practices, on mutually agreed terms between the agent and us. This prospectus is intended to cover, among others, the offering, issuance and sale by us of ordinary shares in at the market offerings as contemplated by the Sales Agreement, with further details being specified in a prospectus relating to the Sales Agreement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. Before investing in our ordinary shares, you should carefully consider the risks set forth under the captions “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 (“2022 Form 20-F”), filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 28, 2023 and Exhibit 99.5 of our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus before acquiring any of our ordinary shares. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.

These factors are discussed in the risk factors described in the 2022 Form 20-F, Exhibit 99.5 of our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and this prospectus, as well as the “Special Note Regarding Forward-Looking Statements and Risk Factor Summary” section of the 2022 Form 20-F, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus, including in the information incorporated by reference in this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of June 30, 2023.

The information in this table should be read in conjunction with the financial statements and notes thereto, the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.3 to our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

Cash and cash equivalents	$10,268,581
Total equity	$29,077,222
Debt:
Current borrowings	$17,970,964
Non-current borrowings	$6,491,613
Total indebtedness	$24,462,577
Total capitalization	$53,539,799

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or redemption of indebtedness, or repurchases of ordinary shares. We may also use a portion of the net proceeds from the sale of securities offered by this prospectus to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.

We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

As used in this section only, “we,” “us” and “our” refer to Gorilla Technology Group Inc., unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

●	the title of those debt securities;

●	any limit on the aggregate principal amount of that series of debt securities;

●	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

●	the interest rate or rates (which may be fixed or variable) or the method or methods used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the place or places where, and the manner in which, principal, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	the period or periods within which, the price or prices at which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

●	our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

●	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

●	the denominations in which those debt securities will be issuable;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

●	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

●	the events of default and covenants relating to the debt securities that are in addition to, or that modify or delete those described in this prospectus;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	the nature and terms of any security for any secured debt securities;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the Cayman Islands, the United Kingdom, the United States, any state of the United States or the District of Columbia, and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

●	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	certain events in bankruptcy, insolvency or reorganization relating to us; or

●	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors, or the Board, or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

●	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

●	evidence the assumption by a successor entity of our obligations;

●	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

●	add any additional events of default;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	add guarantees with respect to or secure any debt securities;

●	establish the forms or terms of debt securities of any series;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

●	change the currency in which the principal, and any premium or interest, is payable;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

●	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of a continuing event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preference shares that our Board may designate. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

If we elect to offer fractional interests in preference shares, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preference shares. We will deposit the preference shares underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preference shares underlying the depositary shares in proportion to the applicable fractional interest in the underlying preference shares. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preference shares according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preference shares to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preference shares will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

If any series of preference shares underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

The terms on which the depositary shares relating to the preference shares of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

When the depositary receives notice of a meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the preference shares underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of preference shares underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

●	the depositary has redeemed all related outstanding depositary shares, or

●	we have liquidated, terminated or wound up our business and the depositary has distributed the preference shares of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preference shares and any redemption of the preference shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our certificate of incorporation to furnish to the holders of the preference shares. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preference shares unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS

Outstanding Warrants

For a discussion of our outstanding warrants, please see “Description of Share Capital”.

Warrants Issuable

The following is a summary of the general terms of the warrants we may offer and sell under this prospectus.

We may issue warrants for the purchase of debt securities, preference shares, ordinary shares, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, terms and number of shares of debt securities, preference shares or ordinary shares purchasable upon exercise of the warrants;

●	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

●	the date, if any, on and after which the warrants and the related debt securities, preference shares or ordinary shares will be separately transferable;

●	the price at which each share of debt securities, preference shares or ordinary shares purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain federal income tax considerations; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares or preference shares. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus. For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

●	the title of the rights;

●	the date of determining the shareholders entitled to the rights distribution;

●	the title, aggregate number, and terms of the ordinary shares or preference shares purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or preference shares at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or preference shares purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

Share Capital

Authorized Capitalization

Our authorized share capital consists of 245,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001, of which 68,923,092 ordinary shares were issued and outstanding as of August 15, 2023, which amount does not include 2,814,895 treasury shares currently outstanding but does include Earnout Shares (as defined in the Business Combination Agreement) currently held in escrow. In addition, as of August 15, 2023, warrants exercisable for an aggregate 9,582,724 ordinary shares were outstanding. As of December 31, 2022, 68,542,842 ordinary shares were outstanding, excluding treasury shares but including Earnout Shares then held in escrow. The difference in the number of shares outstanding between December 31, 2022 and August 15, 2023 is the result of 380,250 warrants for ordinary shares being converted into ordinary shares. As of August 15, 2023, Gorilla has 687,149 vested options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program with an average exercise price of $1.17.

On July 12, 2023, the board approved share awards in an aggregate amount of 1,041,226 ordinary shares to certain eligible employees, officers, non-employee directors, and current and former service providers, which amounts will be granted on the effective date of registration statements covering the resale of such ordinary shares.

Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by our board except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to us on the issue of our shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against us.

Voting Rights. The holders of our ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of our directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of our ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or Redemption provisions applicable to our ordinary shares.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the Company.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on our ordinary shares imposed by foreign law or by the charter or other of our constituent documents. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of our ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation. Upon our winding up, after the full amount that holders of any issued shares ranking senior to our ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any of our remaining assets available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided our memorandum and articles of association authorize this and we have the ability to pay our debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of our ordinary shares will have no preemptive or preferential right to purchase any of our securities.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to our memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. We may by ordinary resolution increase our authorized share capital.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Preference Shares

The Amended and Restated Memorandum and Articles of Association of Gorilla authorize the issuance of up to 5,000,000 blank check preference shares with such designations, rights and preferences as may be determined from time to time by Gorilla’s board of directors. Accordingly, Gorilla’s board of directors are empowered, without shareholder approval, to issue preference shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of Gorilla.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, warrants and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the securities represented by the registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the securities in definitive form; and

●	will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to depositary shares, warrants or rights, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the depositaries for depositary shares, the warrant agents, the rights agents or any other agent of ours, agent of the trustees, agent of such depositaries, agent of the warrant agents or agent of the rights agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We or the selling securityholder(s) may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or any selling securityholder pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our ordinary shares are currently listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired, or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

EXPENSES

The following is a statement of estimated fees and expenses (other than the SEC registration fee) in connection with the issuance and distribution of the securities being registered, excluding underwriting discounts and commissions.

Itemized expense	Amount
SEC registration fee		$33,060
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

MATERIAL CHANGES

Except as otherwise described above and in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since April 28, 2023.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in Gorilla Technology Group Inc. or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in us or depends on the success of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

LEGAL MATTERS

The validity of any ordinary shares or preference shares offered by this prospectus will be passed upon for us by Travers Thorp Alberga. The validity of any securities, other than any ordinary Shares or preference shares, offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of PricewaterhouseCoopers, Taiwan is 27F, No. 333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei 11012, Taiwan

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a “foreign private issuer,” our officers, directors, and principal shareholders are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

We maintain a website at www.gorilla-technology.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We incorporate by reference herein:

●	our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 28, 2023;

●	our Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 17, 2023; and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 13, 2022, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Gorilla Technology Group Inc.
Meridien House
42 Upper Berkeley Street
Marble Arch
London, United Kingdom W1H 5QJ
+442039880574

GORILLA TECHNOLOGY GROUP INC.

$107,000,000

7.50% Senior Unsecured Convertible Notes due 2031

Prospectus Supplement

June 2, 2026

Joint Placement Agents

Benchmark, a StoneX company	StoneX Financial Inc.